Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

PEDEVCO CORP.,

PEDEVCO ACQUISITION SUBSIDIARY, INC.,

DOME ENERGY, INC.

AND

DOME ENERGY AB

MAY 21, 2015

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is entered into as of May 21, 2015, by and among DOME ENERGY, INC., a Texas corporation (the “Company”), DOME ENERGY AB, a Swedish corporation, the sole shareholder of the Company (“Dome AB”), PEDEVCO CORP., a Texas corporation (“PEDEVCO”), PEDEVCO ACQUISITION SUBSIDIARY, INC., a Texas corporation and wholly-owned subsidiary of PEDEVCO (“Acquisition Subsidiary”).

WHEREAS, the Parties intend to effect a transfer by Dome AB of the “Company Common Stock” (defined below), which is substantially all of its assets, to Acquisition Subsidiary solely in exchange for the “PEDEVCO Common Stock” (defined below) (the “Reorganization”), upon the terms and subject to the conditions of this Agreement. Upon consummation of the Reorganization, Acquisition Subsidiary will continue as a wholly-owned subsidiary of PEDEVCO and parent to its wholly-owned subsidiary, the Company, and thereafter Dome AB will distribute the PEDEVCO Common Stock received to its shareholders in complete liquidation; and

WHEREAS, the respective Boards of Directors of the Company, PEDEVCO and Acquisition Subsidiary have determined or shall have determined by closing of the Reorganization, that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of their respective stockholders, and have approved the Reorganization and this Agreement, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, in connection with the Reorganization, the Parties desire to make certain representations, warranties, covenants and agreements and prescribe certain conditions to the Reorganization, as provided herein; and

WHEREAS, as a material inducement to the Company and Dome AB to enter into this Agreement, certain major shareholders of PEDEVCO shall have concurrently herewith entered into a voting agreement (the “PEDEVCO Voting Agreement”) in substantially the form attached hereto as Exhibit A-1, pursuant to which, among other things, such shareholder shall have agreed to vote the shares of common stock, $0.001 par value per share, of PEDEVCO (the “PEDEVCO Common Stock”), beneficially owned by it in favor of the approval and adoption of this Agreement, the approval of the Reorganization and the approval of the transactions contemplated hereby; and

WHEREAS, as a material inducement to PEDEVCO to enter into this Agreement, certain major shareholders of Dome AB shall have concurrently herewith entered into a voting agreement (the “Dome AB Voting Agreement”) in substantially the form attached hereto as Exhibit A-2, pursuant to which, among other things, such shareholder shall have agreed to vote the shares of common stock, of Dome AB (the “Dome AB Common Stock”), beneficially owned by it in favor of the approval and adoption of this Agreement, the approval of the Reorganization and the approval of the transactions contemplated hereby; and

WHEREAS, as a result of the Reorganization, each issued and outstanding share of the Company Common Stock will be owned by PEDEVCO; and

WHEREAS, for U.S. federal income tax purposes, the Parties intend that (a) the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), (b) this Agreement will constitute a plan of reorganization within the meaning of U.S. Treasury Regulation Section 1.368-2(g), and (c) PEDEVCO, Acquisition Subsidiary and Dome AB will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and

WHEREAS, this Agreement and its performance by Dome AB have been authorized, approved, and found advisable by the board of directors of Dome AB, subject to the authorization and approval by the requisite affirmative vote of the shareholders of Dome AB; and

WHEREAS, Dome AB shall subsequently distribute the shares of PEDEVCO Common Stock ratably to its shareholders in exchange for and in complete cancellation and retirement of all of its issued and outstanding stock and in complete liquidation of Dome AB, followed by the dissolution of Dome AB, all as subject to the approval by the Dome AB shareholders and the appropriate Swedish authorities.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties and covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

Section 1.1     Defined Terms. Capitalized terms used in this Agreement have the meanings specified in (a) the preamble, (b) the recitals, (c) this Section 1.1 or (d) elsewhere in this Agreement, as the case may be:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Approved Issuances” means (a) up to 1,000,000 shares of PEDEVCO Common Stock or PEDEVCO Common Stock issuable upon the exercise of options, warrants or other convertible securities, or any combination thereof, issuable in the usual course of PEDEVCO’s business to employees, vendors, consultants, suppliers, partners or service providers or as employment inducements (for the sake of clarity, PEDEVCO shall have authority to issue such options, warrant or other convertible securities as well); (b) up to 7,500,000 shares of PEDEVCO Common Stock or PEDEVCO Common Stock issuable upon exercise of options, warrants or other convertible securities, or any combination thereof, which PEDEVCO may sell from time to time in public or private offerings subsequent to the date of this Agreement and prior to the Closing Date; and (c) the issuance of shares of PEDEVCO Common Stock upon the exercise or conversion, as applicable, of outstanding options, warrants and other convertible securities of PEDEVCO outstanding on the date of the Parties’ entry into this Agreement.

“Business Day” means any day except Saturday, Sunday or any day on which banks are authorized by law to be closed in the State of Texas.

“Claim” means any claim (including any product liability, malpractice or errors or omission claim), demand, complaint, cause of action, investigation, inquiry, suit, action, hearing, notice of violation or legal, administrative, arbitrative or other Proceeding.

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Company’s Articles of Incorporation” means the Company’s Articles of Incorporation dated January 17, 2001, as amended by the Certificate of Amendment dated May 12, 2014, filed with the Texas Secretary of State.

“Company’s Bylaws” means the Company’s Bylaws in the form currently adopted.

“Company Common Stock” means the Company’s $0.01 par value, voting common stock.

“Company Material Adverse Effect” means any change, event, circumstance, development or occurrence (other than an effect arising out of or resulting from the entering into or the public announcement or disclosure of this Agreement and the transactions contemplated hereby) which individually or in the aggregate, (i) has a material adverse effect on the business, financial condition or ongoing operations of the Company, or (ii) has a material adverse effect on the Company’s ability to consummate the Merger.

“Company Oil and Gas Properties” means all of the Company’s and any of its Subsidiaries’ right, title and interest in, to and under, or derived from oil and gas leases, licenses, authorities to prospect and rights, wells and units, including all land, facilities, personal property and equipment, contracts and information pertaining or relating thereto.

“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement dated January 15, 2015, by and among PEDEVCO, the Company and Golden Globe Energy (US), LLC.

“Corporate Documents” means with respect to an entity, its governing documents, including, but not limited to, articles of incorporation, certificate of incorporation, articles of organization, certificate of formation, by-laws, operating agreement, partnership agreement or otherwise.

“Dome Credit Facility” means that certain Credit Agreement dated August 8, 2014, as amended by the First Amendment, Waiver and Assignment of Credit Agreement dated January 12, 2015, wherein Societe Generale (the “Dome Lender”) has agreed to extend to the Company up to $43,750,000 of credit.

“Due Diligence Satisfaction Date” shall have the meaning set forth in Section 7.15(a).

“Exchange Act” means Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles.

“GGE Asset Purchase Agreement” means that certain Purchase and Sale Agreement, dated February 23, 2015, between Golden Globe Energy (US), LLC and Red Hawk Petroleum, LLC, a wholly-owned subsidiary of PEDEVCO.

“GGE Redeemable Shares” means the 25,000 Automatically Redeemed Shares as defined in the PEDEVCO Certificate of Formation.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

“Liability” means any direct or indirect obligation, indebtedness, commitment, expense, Claim, deficiency, endorsement, debt or other liability of any kind, whether known or unknown, direct or indirect, accrued or unaccrued, absolute or contingent, disputed or undisputed.

“Minimum EBITDA Threshold” means the Company’s 2014 annualized “Consolidated EBITDAX” (as defined in the Dome Credit Facility as further adjusted upwards for the occurrence of one-time events) of at least $9.0 million, based on the Company’s audited GAAP financials for the three-months ended December 31, 2014.

 “Order” means an order, binding determination, writ, injunction, judgment, plan, stipulation, assessment, decision, ruling or decree.

“Party” or “Parties” means individually, the Company, Dome AB, PEDEVCO or the Acquisition Subsidiary and collectively, the Company, Dome AB, PEDEVCO and the Acquisition Subsidiary.

“PEDEVCO Amendments to Certificate of Formation” means amendments to the PEDEVCO Certificate of Formation as mutually agreed between PEDEVCO and the Company, including, but not limited to a change of PEDEVCO’s name to “Dome Pacific Energy Corp.”

“PEDEVCO Certificate of Formation” means PEDEVCO’s Amended and Restated Certificate of Formation dated July 27, 2012, as amended by the Certificate of Amendment dated April 22, 2013, and as amended by the Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock filed with the Texas Secretary of State on February 20, 2015.

“PEDEVCO Common Stock” means PEDEVCO’s $0.001 par value, voting common stock.

“PEDEVCO Employment Agreement Terminations” means the termination of the existing Employment Agreements of:  (i) Frank C. Ingriselli; (ii) Michael L. Peterson; and (iii) Clark R. Moore.

“PEDEVCO Executive Employment Agreements” means the Employment Agreements of:  (i) Frank C. Ingriselli; (ii) Michael L. Peterson; and (iii) Clark R. Moore, to be delivered at Closing and which are attached hereto as Exhibits B-1, B-2 and B-3.

“PEDEVCO Financial Statements” means the financial statements of PEDEVCO included in the PEDEVCO SEC Reports.

“PEDEVCO Junior Credit Facility” means that certain debt obligation of PEDEVCO’s subsidiary Red Hawk Petroleum LLC to the PEDEVCO Junior Lender in the principal amount of approximately $8,353,496.34.

“PEDEVCO Junior Lender” means RJ Credit, LLC, a Delaware limited liability company.

“PEDEVCO Material Adverse Effect” means any change, event, circumstance, development or occurrence (other than an effect arising out of or resulting from the entering into or the public announcement or disclosure of this Agreement and the transactions contemplated hereby) which individually or in the aggregate, (i) has a material adverse effect on the business, financial condition or ongoing operations of PEDEVCO or any of its Affiliates or (ii) has a material adverse effect on PEDEVCO’s ability to consummate the Merger.

“PEDEVCO Material Contract” means each contract to which PEDEVCO is a party or by which PEDEVCO or its assets are bound or affected as of the date of this Agreement which, (i) is required to be disclosed in the PEDEVCO SEC Reports, (ii) pursuant to which payments are required or acceleration of benefits is required upon occurrence of the transactions contemplated hereby; or (iii) which is material to PEDEVCO’s or any of the PEDEVCO Subsidiaries’ assets or business and which requires the consent or waiver of a third party prior to PEDEVCO or such subsidiary consummating the transactions contemplated hereby.

“PEDEVCO Oil and Gas Properties” means all of PEDEVCO’s right, title and interest in, to and under, or derived from oil and gas leases, licenses, authorities to prospect and rights, wells and units, including all land, facilities, personal property and equipment, contracts and information pertaining or relating thereto.

“PEDEVCO Preferred Stock” means PEDEVCO’s $0.001 par value, Series A Convertible Preferred Stock.

“PEDEVCO SEC Reports” means all forms, statements, reports, certifications and documents, including all exhibits, post-effective amendments and supplements thereto filed by PEDEVCO with the SEC since March 31, 2012.

“PEDEVCO Senior Lenders” means BRe BCLIC Primary, BRe BCLIC Sub, BRe WNIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, Heartland Bank, and RJ Credit LLC (and any of their respective transferees or assignees), as investors, and BAM Administrative Services LLC, as agent for the investors.

“PEDEVCO Senior Loan” means that certain loan(s) to PEDEVCO as evidenced by those certain senior secured promissory notes issued by PEDEVCO in favor of the PEDEVCO Senior Lenders.

“PEDEVCO Stockholder Approval” has the meaning set forth in Section 4.3(a).

“PEDEVCO Stockholders’ Meeting” has the meaning set forth in Section 7.7.

“PEDEVCO Vesting Agreements” means the Vesting Agreements of:  (i) Frank C. Ingriselli; (ii) Michael L. Peterson; and (iii) Clark R. Moore, in forms attached hereto as Exhibits C-1, C-2 and C-3.

“PEREL” means Pacific Energy & Rare Earth Limited, a wholly-owned Hong Kong subsidiary of PEDEVCO which holds the Rare Earth Interest.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Entity, unincorporated organization, trust, association or other entity.

“Proceeding” means (i) any Claim, cause of action or other proceeding before or filed with a Governmental Entity, (ii) any investigation, inquiry, charge or audit by a Governmental Entity, or (iii) any Order.

“Rare Earth Interest” means a 6% interest in the Rare Earth Ovonic Metal Hydride N Co. Ltd. Joint Venture.

“Registration Statement” has the meaning set forth in Section 4.3(d).

“Reorganization Effective Time” means the date and time at which the Closing has occurred and Dome AB has received the Reorganization Consideration.

“Representatives” means, with respect to a Person, such Person’s Affiliates and their respective parents, directors, managers, officers, employees, attorneys, accountants, representatives, financial advisors, lenders, consultants, and other agents.

“SEC” means the United States Securities and Exchange Commission.

“Secretary of State” means the Secretary of State of the State of Texas.

“Securities Act” means the Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder.

“Straddle Period” means any Tax period beginning on or before and ending after the Reorganization Effective Time.

“Straddle Tax Return” shall have the meaning set forth in Section 7.14 of this Agreement.

“Subsidiary” or “Subsidiaries” means any or all Persons of which the specified Person shall own directly, or indirectly through another Person, a nominee arrangement or otherwise (a) at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or otherwise have the power to elect a majority of the board of directors or similar governing body or the legal power to direct the business or policies of such Person or (b) a majority of the economic interests of such Person.

“Tax or Taxes” means (a) any federal, state, local or foreign, net or gross income, capital gains, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, margin, ad valorem, profits, withholding, social security, employment, unemployment, disability, payroll, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, unclaimed property, escheat, FIRPTA toll charge, estimate or other tax of any kind whatsoever and any other governmental charges, duties, impositions, including any interest, penalty or addition thereto and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of any contract or other express or implied obligation to pay any such amounts or to indemnify any other Person for such amounts (other than payments pursuant to leases that are in the nature of rent), assumption, transferee or successor liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise.

“Tax Return” means any return, extension, estimate, declaration, report, claim for refund, information return or other document (including any related or supporting schedules, statements or information) relating to, filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any Party or the administration of any laws, regulations or administrative requirements relating to any Taxes, including amendments to any such Tax Return described herein.

“TBOC” means the Texas Business Organizations Code.

ARTICLE II
THE REORGANIZATION

Section 2.1     The Reorganization. Upon the terms and subject to the conditions of this Agreement, at the Reorganization Effective Time, Dome AB shall transfer the Company Common Stock, which is substantially all of its assets, to Acquisition Subsidiary solely in exchange for shares of PEDEVCO Common Stock.   As a result of the Reorganization, the Company shall become a wholly-owned subsidiary of Acquisition Subsidiary.

Section 2.2     Effective Time of the Reorganization. Unless this Agreement is earlier terminated pursuant to the terms hereof, the Reorganization shall become effective as of the Reorganization Effective Time.

Section 2.3     Effects of the Reorganization. The Reorganization shall have the effects provided for in this Agreement. Without limiting the foregoing, upon the Reorganization Effective Time, all the rights, privileges, immunities, powers and franchises of Dome AB to the Company Common Stock shall vest in the Acquisition Subsidiary.

Section 2.4     Conversion of Shares. At the Reorganization Effective Time and subject to the other provisions of this Article II, by virtue of the Reorganization and without any action on the part of the Parties or the holders of any of the following securities, each share of Company Common Stock issued and outstanding immediately prior to the Reorganization Effective Time shall be owned by Acquisition Subsidiary.

Section 2.5     Payment of Reorganization Consideration.

(a)           Within two Business Days of the Closing, PEDEVCO shall deliver to Dome AB a certificate representing the shares of PEDEVCO Common Stock (or make appropriate alternative arrangements if uncertificated shares of PEDEVCO Common Stock represented by a book entry will be issued) sufficient to pay the Reorganization Consideration (as defined below). “Reorganization Consideration” shall mean 152,584,247 shares of PEDEVCO Common Stock adjusted at closing to represent exactly 64% of PEDEVCO issued and outstanding Common Stock plus the PEDEVCO Preferred Stock on an as-converted to Common Stock basis, excluding the GGE Redeemable Shares and assuming a conversion ratio of 1,000:1 into Common Stock.

(b)           If, between the date of this Agreement and the Reorganization Effective Time, the shares of PEDEVCO Common Stock shall be changed or proposed to be changed into a different number or class of shares by reason of the occurrence of or record date with respect to any reclassification, recapitalization, split-up, combination, exchange of shares or similar readjustment, in any such case within such period, or a stock dividend thereon shall be declared with a record date within such period, appropriate adjustments shall be made to the Reorganization Consideration.

Section 2.6     The Closing. The consummation of the Reorganization (the “Closing”) shall take place at the offices of Ewing & Jones, PLLC, which shall be no later than the second Business Day following the satisfaction or waiver of all conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing or post-Closing) or such other place and date as the Parties may mutually determine (the “Closing Date”); provided, however, the Reorganization shall not be effective until the Reorganization Effective Time. The Parties shall take all such other and further actions as may be required by law to make the Reorganization effective.

Section 2.7     Tax Consequences. It is the intention of the Parties hereto that the Reorganization qualify as a reorganization under Section 368(a) of the Code.

ARTICLE III
THE COMPANY FOLLOWING THE REORGANIZATION;
DIRECTORS AND OFFICERS

Section 3.1     Certificate of Incorporation. The Company’s Articles of Incorporation in effect at the Reorganization Effective Time shall be the articles of incorporation of the Company, unless and until amended in accordance with applicable law and the terms of this Agreement.

Section 3.2     Bylaws. The bylaws of the Company in effect at the Reorganization Effective Time shall be the bylaws of the Company, unless and until amended in accordance with applicable law.

Section 3.3     Directors and Officers. At the Reorganization Effective Time, those individuals set forth on Schedule 3.3 hereof shall be the directors and officers of the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PEDEVCO
AND ACQUISITION SUBSIDIARY

PEDEVCO and Acquisition Subsidiary (each, a “PEDEVCO Entity,” and collectively, the “PEDEVCO Entities”), jointly and severally, represent and warrant to the Company and Dome AB that, except as set forth in the disclosure schedule delivered to the Company by PEDEVCO (the “PEDEVCO Disclosure Schedule”), which shall be arranged in sections corresponding to the numbered sections of this Article IV, it being agreed that disclosure of any item on the PEDEVCO Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the PEDEVCO Disclosure Schedule:

Section 4.1     Organization and Qualification. Each of the PEDEVCO Entities and their domestic U.S. Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the PEDEVCO Entities and their domestic U.S. Subsidiaries is duly qualified and licensed to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so organized, existing, qualified, licensed and in good standing would not reasonably be expected to have a PEDEVCO Material Adverse Effect. True, accurate and complete copies of the PEDEVCO Entities and their Subsidiaries’ Corporate Documents, in each case, as in effect on the date hereof, including all amendments thereto, have heretofore been made available to the Company.

Section 4.2     Capitalization.

(a)               The authorized capital stock of PEDEVCO consists of 200,000,000 shares of PEDEVCO Common Stock and 66,625 shares of PEDEVCO Preferred Stock. As of the date hereof (i) 44,203,639 shares of PEDEVCO Common Stock are issued and outstanding, all of which have been duly authorized and validly issued and all of which are fully paid, nonassessable and free of preemptive rights, (ii) 66,625 shares of PEDEVCO Preferred Stock are issued and outstanding, all of which have been duly authorized and validly issued, and all of which are fully paid, nonassessable and free of preemptive rights, (iii) no shares of PEDEVCO capital stock are held in treasury by PEDEVCO, and (iv) 9,653,030 shares of PEDEVCO Common Stock are reserved for issuance in connection with the exercise of outstanding options, warrants and other convertible securities (collectively, the “PEDEVCO Convertible Securities”).

(b)               The shares of PEDEVCO Common Stock to be issued pursuant to the Reorganization,  when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws.

(c)               Except as disclosed in the PEDEVCO Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other antitakeover agreement, obligating PEDEVCO or any Subsidiary of PEDEVCO to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of PEDEVCO or obligating PEDEVCO or any Subsidiary of PEDEVCO to grant, extend or enter into any such agreement or commitment and there are no outstanding stock appreciation rights or similar derivative securities or rights of PEDEVCO or any Subsidiary of PEDEVCO. Except for the PEDEVCO Voting Agreement, there are no voting trusts, irrevocable proxies or other agreements or understandings to which PEDEVCO or any Subsidiary of PEDEVCO is a party or is bound with respect to the voting of any shares of PEDEVCO Common Stock.

(d)               Section 4.2(d) of the PEDEVCO Disclosure Schedule lists PEDEVCO and each of its Subsidiaries and sets forth as to each the type of entity, its jurisdiction of organization and, except in the case of PEDEVCO, its stockholders or other equity holders. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, PEDEVCO does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any other entity.

Section 4.3     Authority; Non-Contravention: Approvals.

(a)               PEDEVCO has the requisite corporate power and authority to enter into this Agreement and, subject to PEDEVCO Stockholder Approval (as defined below), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by PEDEVCO of this Agreement, the performance by PEDEVCO of its obligations hereunder, and the consummation by PEDEVCO of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of PEDEVCO, subject only to the approval of the PEDEVCO Stockholder Approval Matters (as defined in Section 7.7) by the shareholders of PEDEVCO; the approval of the NYSE MKT; the effectiveness of the Registration Statement as declared by the SEC, as applicable; and the PEDEVCO Senior Lenders. The affirmative vote of (i) a majority of the votes cast on the approval of the issuance of the PEDEVCO Common Stock as part of the Reorganization, the approval of this Agreement, the principal terms of the Reorganization, or such other required vote of shareholders as may be required pursuant to applicable NYSE MKT rules and requirements; (ii) a plurality of the votes cast for the election to the Board of Directors of PEDEVCO of the individuals set forth on Schedule 3.3 hereto, and (iii) a majority of the outstanding shares of PEDEVCO Common Stock and PEDEVCO Preferred Stock, outstanding on the applicable record date, and voting as a group in connection with the approval of the PEDEVCO Amendments to the Certificate of Formation (as defined below) (collectively, as applicable, the “PEDEVCO Stockholder Approval”) is the only vote of the holders of any class or series of PEDEVCO’s capital stock necessary to adopt or approve the PEDEVCO Stockholder Approval Matters. This Agreement has been duly executed and delivered by each of the PEDEVCO Entities, and, assuming the due authorization, execution and delivery hereof by the Company and Dome AB, constitutes a valid and legally binding agreement of each of the PEDEVCO Entities, enforceable against the PEDEVCO Entities in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)               PEDEVCO’s Board of Directors, by resolutions duly adopted by unanimous vote at a meeting of all directors of PEDEVCO duly called and held or via a written consent of all directors, and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) approved this Agreement and the Reorganization,  and determined that this Agreement and the transactions contemplated hereby, including the Reorganization,  are fair to, and in the best interests of PEDEVCO’s shareholders; and (ii) resolved to recommend that PEDEVCO’s shareholders approve the PEDEVCO Stockholder Approval Matters and directed that such matters be submitted for consideration of the shareholders of PEDEVCO at the PEDEVCO Stockholders’ Meeting; in all cases subject to receipt by PEDEVCO of an opinion of an advisor which is mutually agreeable to the Parties to the effect that, as of the date of such opinion, the Reorganization is fair, from a financial point of view, to PEDEVCO shareholders (the “Fairness Opinion Contingency”). The Board of Directors of Acquisition Subsidiary, at a meeting duly called and held, or via a written consent of all directors, has unanimously approved this Agreement and the Reorganization, subject to the Fairness Opinion Contingency.  PEDEVCO, in its capacity as the sole stockholder of the Acquisition Subsidiary, hereby approves of this Agreement and the Reorganization, subject to the Fairness Opinion Contingency.

(c)               The execution, delivery and performance of this Agreement by each of the PEDEVCO Entities and the consummation of the Reorganization and the other transactions contemplated hereby do not and will not violate, assuming receipt of the consents (as defined in Section 4.3(d)), conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, contractually require any offer to purchase or any prepayment of any debt, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of PEDEVCO under any of the terms, conditions or provisions of (i) the PEDEVCO Certificate of Formation or the PEDEVCO By-Laws, (ii) subject to compliance with the requirements set forth in clauses (i)-(v) of Section 4.3(d) and obtaining the PEDEVCO Stockholder Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to PEDEVCO or any PEDEVCO Subsidiary or any of their respective properties or assets, or (iii) any contract, agreement, commitment or understanding to which PEDEVCO or any PEDEVCO Subsidiary is now a party or by which PEDEVCO or any PEDEVCO Subsidiary or any of their respective properties or assets may be bound or affected, except as provided in the PEDEVCO SEC Reports or in Section 4.3 of the PEDEVCO Disclosure Schedule, and other than, in the case of clauses (ii) and (iii) of this Section 4.3(d), such violations, conflicts, breaches, defaults, terminations, accelerations, contractual requirements or creations of liens, security interests or encumbrances that would not reasonably be expected, individually or in the aggregate, to have a PEDEVCO Material Adverse Effect and would not prevent or materially delay the consummation of the Reorganization. Notwithstanding the above, the PEDEVCO Senior Loan requires that the assets of the Company acquired by PEDEVCO in the Reorganization become subject to the security interests and liens of the PEDEVCO Senior Lenders.

(d)               Except for (i) the filing with the SEC of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), by PEDEVCO, with respect to the transactions contemplated hereby and including a reoffer prospectus as permitted by Form S-4 with respect to the resale by Dome AB of the shares of PEDEVCO Common Stock issued as the Reorganization Consideration (the “Registration Statement”) and applicable filings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the filing with the SEC of PEDEVCO’s proxy statement relating to the PEDEVCO Stockholders’ Meeting (the “Proxy Statement/Prospectus”), (ii) the filing of the Certificate of Reorganization with the Secretary of State in connection with the Reorganization,  (iii) the filing of a Current Report on Form 8-K with the SEC within four Business Days after the execution of this Agreement and on the Closing Date, and (iv) such approvals as may be required under applicable state securities or “blue sky” laws or the rules and regulations of the NYSE MKT, the approval of the PEDEVCO Senior Lenders, and except as provided in Section 4.3 of the PEDEVCO Disclosure Schedule, no declaration, filing or registration with, or notice to, or authorization, consent or approval, ratification or permission of (any of the foregoing being a “Consent” or “Consents”), any governmental or regulatory body or authority or other person is necessary under any PEDEVCO Material Contract or otherwise for the execution and delivery of this Agreement by PEDEVCO or Acquisition Subsidiary or the consummation by PEDEVCO or Acquisition Subsidiary of the transactions contemplated hereby, other than such Consents which, if not made or obtained, as the case may be, would not reasonably be expected, individually or in the aggregate, to have a PEDEVCO Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

(e)               The Board of Directors of PEDEVCO has approved the Reorganization and this Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Reorganization and this Agreement and the transactions contemplated hereby any state anti-takeover, control share, fair price or similar statute or regulation.

Section 4.4     Reports and Financial Statements.

(a)               PEDEVCO has timely filed with the SEC all PEDEVCO SEC Reports, including, all forms, statements, reports, certifications and documents, including all exhibits, post-effective amendments and supplements thereto required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed, or amended, in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the PEDEVCO SEC Reports did not contain any known untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent PEDEVCO SEC Report filed with the SEC prior to the date hereof. None of the PEDEVCO SEC Reports or the absence of any forms, statements, reports, certifications and documents, including all exhibits, post-effective amendments and supplements thereto required to be filed with the SEC is the subject of an ongoing SEC review or investigation, other than any review or investigation initiated as a result of the transactions contemplated by this Agreement.

(b)               Each of the principal executive officer of PEDEVCO and the principal financial officer of PEDEVCO (or each former principal executive officer of PEDEVCO and each former principal financial officer of PEDEVCO as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the PEDEVCO SEC Reports.

(c)               Except as disclosed in the PEDEVCO SEC Reports, PEDEVCO is, and has, at all times since listing on the NYSE MKT, been, in compliance in all material respects with applicable listing requirements of the NYSE MKT, and has not received any notice asserting any non-compliance with the listing requirements of the NYSE MKT.

(d)               The PEDEVCO Financial Statements were prepared in accordance with GAAP (except, with respect to any unaudited financial statements, as permitted by applicable SEC rules or requirements) applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of PEDEVCO as of the dates thereof and the results of operations and changes in financial position of PEDEVCO for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

Section 4.5     Proxy Statement/Prospectus and Registration Statement. None of the information to be supplied by any of the PEDEVCO Entities for inclusion in the Proxy Statement/Prospectus or Registration Statement will, at the time of the mailing thereof or any amendments or supplements thereto, or at the time of the PEDEVCO Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus and Registration Statement will comply, as of its effective date, as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation or warranty is made by any PEDEVCO Entity with respect to statements made or incorporated by reference therein supplied by the Company or Dome AB in writing expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus or Registration Statement.

Section 4.6     Listing. The PEDEVCO Common Stock is listed on the NYSE MKT. Except as disclosed in the PEDEVCO SEC Reports or in the PEDEVCO Disclosure Schedule to the extent disclosure is not required in the PEDEVCO SEC Reports, there is no action or proceeding pending or, to PEDEVCO’s knowledge, threatened against PEDEVCO by the NYSE MKT with respect to any intention by such entity to prohibit or terminate the listing of the PEDEVCO Common Stock on the NYSE MKT.

Section 4.7     No Violation of Law. No PEDEVCO Entity is in violation of or has been given written (or, to the knowledge of any PEDEVCO Entity, oral) notice of any violation of any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority, except for violations which would not reasonably be expected, individually or in the aggregate, to have a PEDEVCO Material Adverse Effect. Neither PEDEVCO nor any PEDEVCO Subsidiary is in violation of the terms of any permits, licenses, franchises, variances, exemptions, orders and other governmental consents necessary to conduct their businesses as presently conducted, except for delays in filing reports or violations which would not reasonably be expected, individually or in the aggregate, to have a PEDEVCO Material Adverse Effect.

Section 4.8     Material Contracts; Compliance with Contracts. Section 4.8 of the PEDEVCO Disclosure Schedule includes a list of each PEDEVCO Material Contract which PEDEVCO is not required to disclose in the PEDEVCO SEC Reports. With respect to each PEDEVCO Material Contract (i) except for PEDEVCO Material Contracts which have expired pursuant to their terms, been replaced or superseded or which are no longer in effect, each PEDEVCO Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to PEDEVCO, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) PEDEVCO is not in material breach or violation of or in material default in the performance or observance of any term or provision of, and, to the knowledge of PEDEVCO, no event has occurred which, with lapse of time or action by a third party, would result in a default under, the PEDEVCO Material Contract.

Section 4.9     Brokers and Finders. Except as set forth on the PEDEVCO Disclosure Schedule, PEDEVCO has not entered into any contract with any person that may result in the obligation of PEDEVCO to pay any investment banking fees, finder’s fees or brokerage fees in connection with the transactions contemplated hereby. PEDEVCO has provided to the Company a true, correct and complete copy of any and all engagement or retention agreements with financial advisors or other advisors, to which PEDEVCO is a party and which are related to the transactions contemplated hereby.

Section 4.10    No Prior Activities of Acquisition Subsidiary. Except for obligations incurred in connection with its incorporation or organization and the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby, Acquisition Subsidiary has not incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

Section 4.11    Litigation; Government Investigations. There are no Claims, suits, actions, proceedings, arbitrations or other actions pending or, to the knowledge of PEDEVCO, threatened against, relating to or affecting PEDEVCO, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of PEDEVCO threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. PEDEVCO is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, or any settlement agreement or stipulation, which as of the date hereof prohibits the consummation of the transactions contemplated hereby or would reasonably be expected, individually or in the aggregate, to have a PEDEVCO Material Adverse Effect.

Section 4.12    Tax Compliance.

(a)           PEDEVCO has timely (i) filed with the appropriate governmental authorities all material Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or reserved in accordance with generally accepted accounting principles on the PEDEVCO Financial Statements all material Taxes required to be paid. PEDEVCO has not requested an extension of time within which to file a material Tax Return, which has not been since filed, unless as set forth on Section 4.12(a) of the PEDEVCO Disclosure Schedule. There are no liens for Taxes upon any property or asset of PEDEVCO, other than liens for Taxes not yet due and payable or Taxes contested in good faith by appropriate proceedings or that are otherwise not material and reserved against in accordance with generally accepted accounting principles. No deficiency with respect to Taxes has been proposed, asserted or assessed in writing against PEDEVCO, which has not been fully paid or adequately reserved or reflected in the PEDEVCO SEC Reports, and there are no material unresolved issues of law or fact arising out of a notice of a deficiency, proposed deficiency or assessment from the Internal Revenue Service or any other governmental taxing authority with respect to Taxes of PEDEVCO. PEDEVCO has not agreed to an extension of time with respect to a Tax deficiency, other than extensions which are no longer in effect.

(b)           PEDEVCO has not received (A) notice from any federal taxing authority of its intent to examine or audit any of PEDEVCO’s or any of its Subsidiaries’ Tax Returns or (B) notice from any state taxing authority of its intent to examine or audit any of PEDEVCO’s or any of its Subsidiaries’ Tax Returns, other than notices with respect to examinations or audits by any state taxing authority that have not had and would not reasonably be expected to have a PEDEVCO Material Adverse Effect. PEDEVCO is not a party to any agreement providing for the allocation or sharing of Taxes with any entity other than agreements the consequences of which are fully and adequately reserved for in the PEDEVCO Financial Statements. PEDEVCO has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the five-year period ending on the date hereof.

(c)           Each PEDEVCO Entity has withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party, and materially complied with all information reporting and backup withholding provisions of applicable law.

(d)           No PEDEVCO Entity has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of a material amount of Taxes, nor is any request for such a waiver or extension pending.

(e)           No PEDEVCO Entity is the subject of or bound by any material private letter ruling, technical advice memorandum, closing agreement or similar material ruling, memorandum of agreement with any taxing authority.

(f)           No PEDEVCO Entity has entered into, has any liability in respect of, or has any filing obligations with respect to, any “reportable transactions,” as defined in Section 1.6011-4(b)(I) of the U.S. Treasury Regulations.

(g)           No PEDEVCO Entity will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Tax law), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, or (iii) deferred intercompany gain or excess loss account described in the U.S. Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law).

(h)           No PEDEVCO Entity has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that would be reasonably likely to prevent the Reorganization from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(i)           PEDEVCO has made available to the Company correct and complete copies of (i) all U.S. federal income Tax Returns of PEDEVCO relating to taxable periods ending on or after December 31, 2012, filed through the date hereof and (ii) any material audit report within the last three years relating to any material Taxes due from or with respect to PEDEVCO.

(j)           No jurisdiction where PEDEVCO does not file a Tax Return has made a claim that PEDEVCO is required to file a Tax Return for a material amount of Taxes for such jurisdiction.

(k)           Within the last three years, no PEDEVCO Entity has owned any material assets located outside the United States or conducted a material trade or business outside the United States.

(l)           Except as set forth in Section 4.12(l) of the PEDEVCO Disclosure Schedule, all of the transactions which PEDEVCO has accounted for as hedges under the Statement of Financial Accounting Standards (“SFAS”) 133 have also been treated as hedging transactions for federal income Tax purposes pursuant to U.S. Treasury Regulation Section 1.1221-2 and have been properly identified as such under U.S. Treasury Regulation Section 1.1221-2(1).

Section 4.13    Employee Benefit Plans; ERISA; Employment Agreements.

(a)           Section 4.13(a) of the PEDEVCO Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, change in control, supplemental retirement, fringe benefits, cafeteria benefits, salary continuation, vacation, sick, or other paid leave, employment or consulting, hospitalization or other medical, dental, life (including all individual life insurance policies as to which PEDEVCO is the owner, the beneficiary or both) or other insurance or coverage, disability, death benefit, or other benefits, whether written or unwritten, including without limitation each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is or has been sponsored, maintained, contributed to, or required to be contributed to by PEDEVCO and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with PEDEVCO within the meaning of Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”) for the benefit of any person who performs or who has performed services for PEDEVCO or with respect to which PEDEVCO or any ERISA Affiliate of PEDEVCO has or may have any liability (including without limitation contingent liability) or obligation (collectively, the “PEDEVCO Employee Plans”).

(b)           PEDEVCO has furnished to the Company true and complete copies of documents embodying each of PEDEVCO Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) forms and related notices, registration statements and prospectuses (except for registration statements and prospectuses on Form S-8, which are included in the PEDEVCO SEC Reports) and, to the extent still in its possession, any material employee communications relating thereto. With respect to each PEDEVCO Employee Plan, if any, that is subject to ERISA reporting requirements, PEDEVCO has provided copies of the Form 5500 reports filed for the last five plan years.

(c)           (i) Each PEDEVCO Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a PEDEVCO Material Adverse Effect; and PEDEVCO and each ERISA Affiliate of PEDEVCO have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of PEDEVCO Employee Plans; (ii) any PEDEVCO Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable U.S. Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of PEDEVCO Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (iv) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any PEDEVCO Employee Plan; (v) none of PEDEVCO or, to the knowledge of PEDEVCO, any ERISA Affiliate of PEDEVCO is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any PEDEVCO Employee Plan; (vi) all contributions required to be made by PEDEVCO or any ERISA Affiliate of PEDEVCO to any PEDEVCO Employee Plan have been timely paid and accrued; (vii) with respect to each PEDEVCO Employee Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (viii) each PEDEVCO Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such PEDEVCO Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of PEDEVCO is threatened, against or with respect to any such PEDEVCO Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor; and (x) there has been no amendment to, written interpretation or announcement by PEDEVCO or any ERISA Affiliate of PEDEVCO that would materially increase the expense of maintaining any PEDEVCO Employee Plan above the level of expense incurred with respect to that PEDEVCO Employee Plan for the most recent fiscal year included in PEDEVCO Financial Statements. Except as disclosed in the PEDEVCO SEC Reports or in the PEDEVCO Disclosure Schedule to the extent disclosure is not required in the PEDEVCO SEC Reports, no current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of PEDEVCO or a Subsidiary has or will obtain a right to receive a gross-up payment from PEDEVCO or a Subsidiary with respect to any Tax that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code or otherwise.

(d)           Neither PEDEVCO nor any ERISA Affiliate of PEDEVCO has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability) under any “multiemployer plan” (as defined in Section 3(37) of ERISA) or to any “pension plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of PEDEVCO or any ERISA Affiliate of PEDEVCO has any actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan,

(e)           With respect to each PEDEVCO Employee Plan, PEDEVCO has complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); and (iv) the applicable requirements of the Cancer Rights Act of 1998. PEDEVCO has no unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

(f)                      The consummation of the transactions contemplated by this Agreement will not, subject to the PEDEVCO Employment Agreement Terminations, (i) entitle any current or former employee or other service provider of PEDEVCO or any ERISA Affiliate of PEDEVCO to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any PEDEVCO Employee Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider, except as expressly provided in this Agreement or the PEDEVCO Executive Employment Agreements or Executive Vesting Agreements. No benefit payable or that may become payable by PEDEVCO pursuant to any PEDEVCO Employee Plan or as a result of or arising under this Agreement shall constitute an “excess parachute payment” (as defined in Section 280G(b)(l) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 2800 of the Code and no such benefit will fail to be deductible for federal income Tax purposes by virtue of Section 162(m) of the Code. Each PEDEVCO Employee Plan can be amended, terminated or otherwise discontinued after the Reorganization Effective Time in accordance with its terms, without material liability to PEDEVCO or the Company other than ordinary administration expenses typically incurred in a termination event.

(g)           PEDEVCO is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws. There are no proceedings pending or, to the knowledge of PEDEVCO, reasonably expected or threatened, between PEDEVCO, on the one hand, and any or all of its current or former employees, on the other hand, including without limitation any Claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no Claims pending, or, to the knowledge of PEDEVCO, reasonably expected or threatened, against PEDEVCO under any workers’ compensation or long-term disability plan or policy. PEDEVCO has no unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. PEDEVCO is not paying and is not obligated to pay any employee or any former employee any disability or workers compensation payments or unemployment benefits. The employment of each of PEDEVCO’s employees is terminable by PEDEVCO at will and to the best of the knowledge of PEDEVCO, no employee of PEDEVCO intends to terminate his or her employment with PEDEVCO.

(h)           PEDEVCO and its Affiliates are not, and have not at any time been a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not at any time been, any Union representing or purporting to represent any employee of PEDEVCO or its Affiliates, and, to PEDEVCO’s knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there ever been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting PEDEVCO, its Affiliates or any of its employees. PEDEVCO and its Affiliates have no duty to bargain with any Union.

(i)           Except as set forth in the PEDEVCO SEC Reports or in Section 4.12(i) of the PEDEVCO Disclosure Schedule to the extent disclosure is not required in the PEDEVCO SEC Reports, PEDEVCO is not a party to or bound by any employment, consulting, termination, severance or similar agreement with any individual officer, director or employee of PEDEVCO or any agreement pursuant to which any such person is entitled to receive any benefits from PEDEVCO upon the occurrence of a change in control of PEDEVCO or similar event.

(j)           All PEDEVCO Employee Plans that are subject to Section 409A of the Code are in compliance with the requirements of such Code section and regulations and other guidance thereunder. Except as set forth in Section 4.12(j) of the PEDEVCO Disclosure Schedule, no PEDEVCO Common Stock or other security of PEDEVCO, any of its Subsidiaries or other affiliates and no real property is held in trust or otherwise set aside for funding benefit obligations under any PEDEVCO Employee Plan.

Section 4.14    Transaction Tax Matters.

(a)           Neither PEDEVCO nor any of PEDEVCO’s Subsidiaries has taken or agreed to take any action that would prevent the Reorganization from constituting reorganization within the meaning of Section 368(a) of the Code.

(b)           The Reorganization will be carried out strictly in accordance with this Agreement, there are no other written or oral agreements relating to the Reorganization other than those expressly referred to in this Agreement, and PEDEVCO will obtain control of the Company as defined in Section 368(c) of the Code for PEDEVCO Common Stock.

(c)           In connection with the Reorganization,  no assets of Dome AB will be acquired by PEDEVCO, Acquisition Subsidiary or a Related Person (as such term is defined below) for consideration other than shares of PEDEVCO Common Stock, except for payments to holders of Dissenting Shares, if any, and any cash paid in lieu of issuing fractional shares of PEDEVCO Common Stock. In accordance with Treasury Regulation Section 1.368-l(e)(4),(5) and (7), for purposes of this Agreement, the term “Related Person” means, (i) a corporation that, immediately before or immediately after a purchase, exchange, redemption, or other acquisition of Dome AB assets or PEDEVCO Common Stock, as the case may be, is a member of an Affiliated Group (as defined below) of which Dome AB or PEDEVCO, as applicable (or any successor corporation thereto) is a member; or (ii) a corporation in which Dome AB or PEDEVCO, as applicable (or any successor corporation thereto), owns, or which owns with respect to Dome AB or PEDEVCO, as applicable (or any successor corporation thereto), directly or indirectly, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause (ii) any stock owned by 5% or greater stockholders of the Company or PEDEVCO, as applicable (or any successor thereto) or such corporation, a proportionate share of the stock owned by entities in which Dome AB or PEDEVCO, as applicable (or any successor thereto) or such corporation owns an interest, and any stock which may be acquired pursuant to the exercise of options.

(d)           For purposes of this Agreement, the term “Affiliated Group” means one or more chains of corporations connected through stock ownership with a common PEDEVCO corporation, but only if: (i) the common parent owns directly stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and (ii) stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations.

(e)           PEDEVCO is a publicly traded company and its value is determined on that basis. The Reorganization Consideration was negotiated by the parties on an arm's length basis. PEDEVCO believes, based on the volume weighted average closing price of PEDEVCO Common Stock over the fifteen trading days prior to the date of this Agreement, that the fair market value of the Reorganization Consideration received by Dome AB will be approximately equal to the fair market value of Company Common Stock and Company Preferred Stock exchanged in the Reorganization.

(f)           Other than cash paid in lieu of issuing fractional shares of PEDEVCO Common Stock, neither PEDEVCO nor any Related Person has any plan or intention to redeem or otherwise reacquire, directly or indirectly, any shares of PEDEVCO Common Stock to be issued in the Merger.

(g)           PEDEVCO has no stock repurchase program and has no current plan or intention to adopt such a plan.

(h)           Neither PEDEVCO nor any Related Person owns, nor has it owned during the past five years, any shares of stock of Dome AB. Neither PEDEVCO nor any Related Person has caused any other person to acquire stock of Dome AB on behalf of PEDEVCO or a Related Person, and will not directly or indirectly acquire any stock of Dome AB in connection with the Reorganization.

(i)           PEDEVCO has not, directly or indirectly, transferred any cash or property to the Company (or any entity controlled directly or indirectly by the Company) for less than full and adequate consideration and has not made any loan to the Company (or any entity controlled directly or indirectly by the Company) in anticipation of the Merger.

(j)           There is no intercompany indebtedness existing between PEDEVCO, Acquisition Subsidiary and the Company that was or will be issued, acquired, or settled at a discount in connection with the Reorganization.

(k)           PEDEVCO and Acquisition Subsidiary will each pay its expenses incurred in connection with or as part of the Reorganization. PEDEVCO has not paid and will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of shares of Company Common Stock in connection with or as part of the Reorganization or any related transactions. PEDEVCO has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of Dome AB.

(l)           Any compensation paid to the holders of shares of Dome AB common stock who enter (or have entered) into employment, consulting or noncompetitive contracts, if any, with PEDEVCO (a) will be for services actually rendered or to be rendered, (b) will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services, and (c) will not represent consideration for the surrender of the shares of Company Common Stock in the Merger.

(m)           Following the Reorganization, PEDEVCO will continue its historic business or use a significant portion of its assets in a business, within the meaning of U.S. Treasury Regulation Section 1.368-1(d).

(n)           Substantially all the assets of Acquisition Subsidiary (at least ninety percent (90%) of the fair value of its net assets and seventy percent (70%) of the fair value of its gross assets) will be held by the Company at and after the Reorganization Effective Time.

(o)           Other than cash paid in lieu of issuing fractional shares of PEDEVCO, PEDEVCO is paying no consideration in the Reorganization other than the Reorganization Consideration.

(p)           PEDEVCO has substantial non-tax business purposes and reasons for the Reorganization, and the terms of the Reorganization are the product of arm’s length negotiations.

(q)           PEDEVCO will not take any position on any Tax Return, or take any other Tax reporting position that is inconsistent with the treatment of the Reorganization as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a “determination” (as defined in Section 1313(a)(l ) of the Code).

(r)            No stock or securities of PEDEVCO will be issued to Dome AB for services rendered to or for the benefit of PEDEVCO, PEDEVCO or the Company in connection with the Reorganization except as provided in this Agreement.

(s)           No stock or securities of PEDEVCO will be issued for any indebtedness owed to Dome AB in connection with the Reorganization.

(t)           The payment of cash in lieu of fractional shares of PEDEVCO Common Stock is solely for the purpose of avoiding the expense and inconvenience to PEDEVCO of issuing fractional shares and does not represent separately bargained for consideration.

(u)           At and after the Reorganization Effective Time, PEDEVCO will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

(v)           After the Reorganization Effective Time and as part of a plan that includes the Reorganization, PEDEVCO will not liquidate the Company, merge the Company with or into another entity (including PEDEVCO), or sell or otherwise transfer any of the stock of the Company.

(w)           Immediately after the Reorganization Effective Time, PEDEVCO expects that PEDEVCO will be treated as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), taking into account the United States real property owned by the Company.

(x)           Prior to the Reorganization, Acquisition Subsidiary will be a newly formed corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and PEDEVCO will be in control of Acquisition Subsidiary within the meaning of Section 368(c) of the Code.

(y)           PEDEVCO does not presently own, directly or indirectly, nor has it owned within the preceding five (5) years, directly or indirectly, any of the stock of Dome AB.

Section 4.15    Liabilities. As of the date hereof, PEDEVCO has incurred no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except as disclosed in the PEDEVCO SEC Report or in the PEDEVCO Disclosure Schedule to the extent disclosure is not required in the PEDEVCO SEC Reports, and except for:

(a)           liabilities, obligations or contingencies (i) which are accrued or reserved against in PEDEVCO Financial Statements or reflected in the notes thereto (ii) which were incurred since December 31, 2014 in the ordinary course of business and consistent with past practices, or (iii) which were disclosed in PEDEVCO’s Current Report on Form 8-K, and exhibits thereto, filed with the SEC on February 24, 2015.

(b)           liabilities, obligations or contingencies which (i) would not reasonably be expected, individually or in the aggregate, to have a PEDEVCO Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof in the ordinary course of business, and (c) liabilities, obligations and contingencies which are of a nature not required to be reflected in the financial statements of PEDEVCO prepared in accordance with generally accepted accounting principles consistently applied. As of the date hereof, Acquisition Subsidiary has no assets or liabilities.

Section 4.16    Absence of Certain Changes or Events. Since December 31, 2014, (a) except with respect to the transactions contemplated by this Agreement and except as disclosed in the PEDEVCO SEC Reports or in the PEDEVCO Disclosure Schedule to the extent disclosure is not required in the PEDEVCO SEC Reports, PEDEVCO has carried on and operated its businesses in all material respects in the ordinary course of business and (b) there have not been any changes, events, circumstances, developments or occurrences that would reasonably be expected to have a PEDEVCO Material Adverse Effect.

Section 4.17    Compliance. Except as disclosed in the PEDEVCO SEC Reports or in the PEDEVCO Disclosure Schedule to the extent disclosure is not required in the PEDEVCO SEC Reports, PEDEVCO is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, and the listing and corporate governance rules and regulations of NYSE MKT that are in each case applicable to PEDEVCO.

Section 4.18    Environmental Matters. PEDEVCO is in material compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by PEDEVCO of all material permits and other governmental authorizations required under applicable Environmental Laws and material compliance with the terms and conditions thereof except for non-compliance which would not reasonably be expected, individually or in the aggregate, to have a PEDEVCO Material Adverse Effect. PEDEVCO has made available to the Company an accurate and complete list for any property owned or leased at any time by PEDEVCO of any and all material permits, spill reports and notifications from any governmental body, court, administrative agency or commission or other governmental authority or instrumentality held, prepared or received, as applicable, by PEDEVCO at any time during the past three (3) years with respect to the generation, treatment, storage and disposition by PEDEVCO of Hazardous Materials (as defined below). PEDEVCO has not received any written notice, whether from a governmental body, court, administrative agency or commission or other governmental authority or instrumentality, citizens group, employee or otherwise, that alleges that PEDEVCO is not in compliance with any Environmental Law, and, to the knowledge of PEDEVCO, there are no circumstances that may prevent or interfere with PEDEVCO’s compliance with any Environmental Law in the future. To the knowledge of PEDEVCO: (a) no current or prior owner of any property leased or controlled by PEDEVCO has received since January 1, 2012 any written notice or other communication relating to property owned or leased at any time by PEDEVCO, whether from a governmental body, court, administrative agency or commission or other governmental authority or instrumentality, citizens group, employee or otherwise, that alleges that such current or prior owner or PEDEVCO are not in compliance with or violated any Environmental Law relating to such property and (b) PEDEVCO does not have any material liability under any Environmental Law. PEDEVCO is not aware of any ongoing environmental corrective action or remediation action at any of its properties.

For purposes of this Agreement, the term (i) “Environmental Law” means any federal, state, local or foreign law, ordinance, regulation, rule, code, order, judgment, decree or other requirement of law (collectively, “laws”) relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, and (ii) “Hazardous Materials” means (a) any material, substance, chemical, pollutant, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, including, without limitation, crude oil or any fraction thereof, and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

Section 4.19    Insurance. PEDEVCO has furnished to the Company each insurance policy maintained by PEDEVCO as of the date hereof and each general liability, umbrella and excess liability policy currently maintained by PEDEVCO (each, a “PEDEVCO Insurance Policy”). Each PEDEVCO Insurance Policy is in full force and effect with respect to the period covered and is valid, outstanding and enforceable, and all premiums or installment payments of premiums, as applicable, due thereon have been paid in full. No insurer under any PEDEVCO Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the knowledge of PEDEVCO, indicated any intent to do so or not to renew any such policy. To the knowledge of PEDEVCO, all material Claims under the PEDEVCO Insurance Policies have been filed in a timely fashion.

Section 4.20    Affiliate Transactions. The PEDEVCO SEC Reports completely and correctly disclose, as of the date of this Agreement, all agreements, contracts, transfers or assets or liabilities or other commitments or transactions required to be disclosed by applicable securities laws, whether or not entered into in the ordinary course of business, to or by which PEDEVCO, on the one hand, and, on the other hand, any (A) present executive officer or director of PEDEVCO or any person that has served as such an executive officer or director within the past two (2) years or any of such executive officer’s or director’s immediate family members, (B) record or beneficial owner of more than 5% of PEDEVCO Common Stock as of the date hereof, to the extent such beneficial owner is known by PEDEVCO, or (C) to the knowledge of PEDEVCO, any affiliate of any such executive officer, director or owner are or have been a party or otherwise bound or affected, and that (a) are currently pending, in effect or have been in effect during the past 12 months, and (b) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to PEDEVCO taken as a whole.

Section 4.21    Recommendation of PEDEVCO Board of Directors.

(a)           The PEDEVCO Board, at a meeting duly called and held, duly adopted resolutions, subject to the Fairness Opinion Contingency, (i) determining that this Agreement and the transactions contemplated hereby are fair to, and in the best interests of, the shareholders of PEDEVCO, (ii) approving this Agreement and the transactions contemplated hereby, (iii) resolving to recommend adoption of this Agreement and the PEDEVCO Stockholder Approval Matters, and (iv) directing that the adoption of this Agreement and the approval of the PEDEVCO Stockholder Approval Matters and the other transactions contemplated hereby be submitted to PEDEVCO’s shareholders for consideration in accordance with this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way.

Section 4.22    Certain Business Practices. Neither PEDEVCO nor any of its directors, employees or officers, and to PEDEVCO’s knowledge, no agents, consultants or distributors engaged by PEDEVCO (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any official or employee of a foreign or domestic Governmental Entity, (c) has violated or is violating any provision of the US Foreign Corrupt Practices Act of 1977, as amended (including the rules and regulations issued thereunder) or any other law, rule, regulation, or other legally binding measure of any jurisdiction that relates to bribery or corruption (collectively, “Anti-Bribery Laws”), (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, (e) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment of any nature in furtherance of an offer, payment, promise to pay, authorization, or ratification of the payment, directly or indirectly, of any gift, money or anything of value to any official or employee of a foreign or domestic Governmental Entity to secure any improper advantage (within the meaning of such term under any applicable Anti-Bribery Law) or to obtain or retain business, or (f) has otherwise taken any action that has caused, or would reasonably be expected to cause PEDEVCO to be in violation of any applicable Anti-Bribery Law. PEDEVCO has established and maintains a compliance program, internal controls and procedures appropriate for compliance with the Anti-Bribery Laws.

Section 4.23    Title to Assets. PEDEVCO has good and marketable title to all tangible personal property owned by it which is material to the business of PEDEVCO.  PEDEVCO does not own any real property in fee simple, except for interests in oil or gas properties that may be deemed real property under applicable law. Except as disclosed in Section 4.23 of the PEDEVCO Disclosure Schedule, PEDEVCO has defensible title to the leasehold and other real property interests held by it (the “Real Property”), in each case free and clear of all liens and claims arising by, through or under PEDEVCO, but not otherwise, but subject to and burdened by the Encumbrances. “Encumbrances” means: (a) statutory liens of landlords, banks (and rights of set off), carriers, warehousemen, mechanics, repairmen, workmen, materialmen, vendors and other similar liens arising in the ordinary course of business for amounts not yet overdue or for amounts that are overdue and that are being contested in good faith by appropriate proceedings; (b) liens for taxes, assessments, or other governmental charges or levies and other liens imposed by law, in each case incurred in the ordinary course of business consistent with past practice for amounts not yet overdue or being contested in good faith by appropriate proceedings; (c) the terms and conditions of all liens created by oil and gas leases, easements, rights of way, restrictions, encroachments, and all other burdens recorded in the real property records of the county in which the Real Property is located; (d) liens to operators and non-operators under model form operating agreements arising in the ordinary course of the business; (e) liens arising from precautionary UCC filings; (f) lease burdens existing as of the date of this agreement constituting monetary obligations payable to third parties, including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest; and (g) liens arising under unitization and pooling agreements and orders, farmout agreements, gas balancing agreements and other customary agreements in the energy industry.

Section 4.24    PEDEVCO Oil and Gas Properties.  PEDEVCO has defensible title to all PEDEVCO Oil and Gas Properties (as such term is defined below) forming the basis for the reserves reflected in PEDEVCO Financial Statements as attributable to interests owned by PEDEVCO, except for those defects in title that do not have a PEDEVCO Material Adverse Effect, and are free and clear of all liens, except for liens associated with obligations reflected in PEDEVCO Financial Statements.  The oil and gas leases and other agreements that provide PEDEVCO with operating rights in the PEDEVCO Oil and Gas Properties are legal, valid and binding and in full force and effect, and the rentals, royalties and other payments due thereunder have been properly and timely paid, and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a PEDEVCO Material Adverse Effect.

Section 4.25    Data Room; Information Supplied. All copies of and originals of all information, documents, financial statements, agreements and materials provided by the PEDEVCO Entities (including their Representatives, legal counsels and accountants) to the Company and Dome AB, their Affiliates or Representatives (the “PEDEVCO Provided Materials”), as part of the due diligence process leading up to the Parties’ entry into this Agreement were (a) accurate and complete when provided and as of the date of this Agreement; and (b) did not contain any untrue statement of a material fact, or omit to include any material fact necessary to make the materials provided not misleading. The PEDEVCO Entities acknowledge that the Company and Dome AB (and their Affiliates) are relying on the accuracy and completeness of such PEDEVCO Provided Materials in connection with its decision to enter into this Agreement and to consummate the transactions contemplated herein.

Section 4.26    Independent Investigation. PEDEVCO and Acquisition Subsidiary and their Representatives have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of the Company and the Company’s Subsidiaries, and PEDEVCO and Acquisition Subsidiary acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records and other documents, of the Company and the Company’s Subsidiaries for such purpose. PEDEVCO and Acquisition Subsidiary acknowledge and agree that: (a) in making their decision to enter into this Agreement and to consummate the transactions contemplated hereby, PEDEVCO and Acquisition Subsidiary have relied solely upon their own investigation and the express representations and warranties of the Company and Dome AB set forth in this Agreement and the Company Provided Materials; and (b) neither Dome AB, the Company, the Company’s Subsidiaries nor any other Person has made any representation or warranty as to Dome AB, the Company, the Company’s Subsidiaries or this Agreement, except as expressly set forth in this Agreement and the schedules hereto.

Section 4.27    No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to the Company or Dome AB pursuant hereto, or in connection with the transactions contemplated hereby, contains any known untrue statement of a material fact, or omits to state any known material fact necessary to make the statements contained herein or therein not misleading.

Section 4.28    No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither PEDEVCO nor any other Person makes any other express or implied representation or warranty on behalf of PEDEVCO or any of its affiliates in connection with this Agreement or the transactions contemplated hereby.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND DOME AB

Each of the Company and Dome AB, jointly and severally, represent and warrant to the PEDEVCO Entities that, except as set forth in the disclosure schedule delivered to PEDEVCO by the Company at or prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”), which shall be arranged in sections corresponding to the numbered sections of this Article V, it being agreed that disclosure of any item on the Company Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the Company Disclosure Schedule:

Section 5.1     Organization and Qualification.

(a)           Except as set forth on Section 5.1(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power or entity power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified and licensed to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so organized, existing, qualified, licensed and in good standing would not reasonably be expected to have a Company Material Adverse Effect. True, accurate and complete copies of the Company’s and its Subsidiaries Corporate Documents, in each case, as in effect on the date hereof, including all amendments thereto, have heretofore been made available to PEDEVCO.

(b)           Section 5.1(b) of the Company Disclosure Schedule lists the Company and each of its Subsidiaries and sets forth as to each the type of entity, its jurisdiction of organization and, except in the case of the Company, its stockholders or other equity holders. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any other entity.

Section 5.2     Capitalization.

(a)           The authorized capital stock of the Company consists of 2,000,000 shares of Company Common Stock, 1,100,000 shares of Company Common Stock are issued and outstanding, all of which have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. Except as set forth on Section 5.2(a) of the Company Disclosure Schedule, the outstanding shares of Company Common Stock have been issued in compliance with all applicable securities laws. Since the date hereof, (x) no shares of capital stock of the Company have been issued, and (y) no options, warrants or securities convertible into, or commitments with respect to the issuance of, shares of capital stock of the Company have been issued, granted or made. Dome AB is the sole holder of the Company Common Stock as of the date hereof. Other than the Company Common Stock, no other series of common stock and no preferred stock of the Company is authorized or outstanding.

(b)           Except as set forth on Section 5.2(b) of the Company Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment. There are no outstanding stock appreciation rights or similar derivative securities or rights of the Company.

(c)           Except as set forth on Section 5.2(c) of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company’s Subsidiaries are owned, directly or indirectly, by the Company free and clear of any liens, other than statutory liens for Taxes not yet due and payable and such other restrictions as may exist under applicable law, and liens in favor of the Company’s lenders, and all such shares or other ownership interests have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

Section 5.3     Authority: Non-Contravention: Approvals.

(a)           The Company and Dome AB have the requisite corporate power and authority to enter into this Agreement and, subject to the Dome AB Stockholders’ Approval (as defined below), to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company and Dome AB of this Agreement, the performance by the Company and Dome AB of their obligations hereunder, and the consummation by the Company and Dome AB of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company and Dome AB, subject only to the Dome AB Stockholder’s Approval.  The only vote or approval of the holders of any class or series of capital stock of the Company or Dome AB required for approval of this Agreement or the Reorganization is the affirmative vote of the Dome AB Stockholders (the “Dome AB Stockholders’ Approval”).  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Dome AB may vote. This Agreement has been duly executed and delivered by the Company and Dome AB, and, assuming the due authorization, execution and delivery hereof by the PEDEVCO Entities, constitutes a valid and legally binding agreement of the Company and Dome AB, enforceable against the Company and Dome AB in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)           The Company’s Board of Directors, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held or via written consent of all directors, and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof approved this Agreement and the Reorganization,  and determined that this Agreement and the transactions contemplated hereby, including the Reorganization,  are fair to, and in the best interests of, the Company’s stockholder, Dome AB.

(c)           Except as set forth in Section 5.3(c) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and Dome AB and the consummation of the Reorganization and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, contractually require any offer to purchase or any prepayment of any debt, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the Company’s Articles of Incorporation or the Company’s Bylaws, (ii) subject to obtaining the Dome AB Stockholder’s Approval, or Dome AB’s Corporate Documents, (iii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or Dome AB or any of their properties or assets, or (iv) any contract to which the Company or Dome AB is now a party or by which the Company or Dome AB or any of their properties or assets may be bound or affected, other than, in the case of clauses (ii) and (iii) of this Section 5.3(c), such violations, conflicts, breaches, defaults, terminations, accelerations, contractual requirements or creations of liens, security interests or encumbrances that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Reorganization.

(d)           Except as set forth on Section 5.3(d) of the Company Disclosure Schedule,  no declaration, filing or registration with, or notice to, consent of, any governmental or regulatory body or authority or other person is necessary under any Company Material Contract (as defined in Section 5.10(a)) or otherwise for the execution and delivery of this Agreement by the Company or Dome AB or the consummation by the Company or Dome AB of the transactions contemplated hereby, other than such consents which, if not made or obtained, as the case may be, would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

(e)           The Board of Directors of the Company has approved the Reorganization, this Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Reorganization and this Agreement and the transactions contemplated hereby any state anti-takeover, control share, fair price or similar statute or regulation.

Section 5.4     Financial Statements. The Company shall prepare at its cost and expense, supply to PEDEVCO for use in the Proxy Statement/Prospectus and Registration Statement, and represent to PEDEVCO, the accuracy and completeness of, GAAP audited financial statements of the Company on a consolidated basis (or where applicable, the assets and operations then held by the Company and historical balance sheet, results of operations, cash flows and equity statement relating thereto) for the prior two fiscal years before the filing date of the Proxy Statement/Prospectus and Registration Statement (and any amendments thereto), and interim unaudited (but GAAP auditor reviewed) financial statements for the interim period(s) ending prior to the filing date of the Proxy Statement/Prospectus and Registration Statement (and any amendment thereof), in the form of and with such disclosures as are required by the Proxy Statement/Prospectus and Registration Statement rules and requirements and Regulation S-X (collectively, the “Company GAAP Financial Statements”). In addition to the above, the Company and its Representatives shall assist PEDEVCO in preparing pro forma financial information and such other disclosures as may be requested by the SEC from time to time in connection with their review of the Proxy Statement/Prospectus and Registration Statement. Notwithstanding the above, the Company agrees to prepare and to supply PEDEVCO with any and all financial statements (both audited and unaudited) as may be requested or required by the SEC from time to time in connection with the SEC’s review of the Proxy Statement/Prospectus and Registration Statement, and to promptly update and revise such financial statements from time to time based on comments received from the SEC on the Proxy Statement/Prospectus and Registration Statement, and as such financial information becomes “stale” under applicable rules and regulations.

(a)           The Company has made available to PEDEVCO true and complete copies of (i) the Company’s unaudited balance sheet as of January 31, 2015 (the “Company Balance Sheet”), and the related unaudited statement of operations and statement of cash flows of the Company for the periods covered therein, and (ii) shall make available the Company’s audited balance sheets as of December 31, 2013 and December 31, 2014, and the related audited statements of operations and statements of cash flows of the Company for the periods covered therein (collectively, the “Company Financial Statements”). The Company Financial Statements (i) are consistent with, and have been prepared from, the books and records of the Company, and (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and changes in financial position of the Company for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

(b)           Since January 1, 2014, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of the Company, the Board of Directors of the Company or any committee thereof.  Except as set forth on Section 5.4(b) of the Company Disclosure Schedule Since January 1, 2014, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or (iii) any Claim or allegation regarding any of the foregoing.

Section 5.5     Liabilities. Except as set forth on Section 5.5 of the Company Disclosure Schedule, as of the date hereof, the Company has incurred no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or which were incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof in the ordinary course of business, and (c) liabilities, obligations and contingencies which are of a nature not required to be reflected in the financial statements of the Company prepared in accordance with generally accepted accounting principles consistently applied.

Section 5.6     Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, (a) except with respect to the transactions contemplated by this Agreement, the Company and each of its Subsidiaries has carried on and operated its businesses in all material respects in the ordinary course of business and (b) there have not been any changes, events, circumstances, developments or occurrences that would reasonably be expected to have a Company Material Adverse Effect.

Section 5.7     Litigation: Government Investigations. Except as disclosed in Section 5.7 of the Company Disclosure Schedule, there are no material Claims, suits, actions, proceedings, arbitrations or other actions pending or, to the knowledge of the Company or Dome AB, threatened against, relating to or affecting the Company or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. No material investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of the Company or Dome AB, threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. Neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, or any settlement agreement or stipulation, which as of the date hereof prohibits the consummation of the transactions contemplated hereby or would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

Section 5.8      Proxy Statement/Prospectus and Registration Statement. None of the information to be supplied by the Company or its stockholders for inclusion in the Registration Statement or Proxy Statement/Prospectus will, at the time of filing with the SEC, the mailing thereof or the filing of any amendments or supplements thereto, or as of the date of the Company Stockholder’s Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.9     No Violation of Law. Neither the Company nor any of its Subsidiaries is in violation of or has been given written (or, to the knowledge of the Company or Dome AB, oral) notice of any violation of any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority, except for violations which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of the terms of any permits, licenses, franchises, variances, exemptions, orders and other governmental consents necessary to conduct their respective businesses as presently conducted, except for delays in filing reports or violations which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

Section 5.10    Material Contracts; Compliance with Contracts.

(a)           Section 5.10 of the Company Disclosure Schedule includes a list of each contract, agreement, license, arrangement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company or any its Subsidiaries or their respective assets are bound or affected as of the date hereof (each, a “Company Material Contract“);

(i)           which would be deemed a “material contract” within the meaning of Item 601(b)(10) of SEC Regulation S-K;

(ii)           pursuant to which payments are required or acceleration of benefits is required upon a change of control of the Company or similar event; or

(iii)          which is material to the Company’s or any of the Company’s Subsidiaries’ assets or business and which requires the consent or waiver of a third party prior to the Company consummating the transactions contemplated hereby.

(b)           With respect to each Company Material Contract (i) the Company Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to the Company or its applicable Subsidiary, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) neither the Company nor any of its Subsidiaries is in material breach or violation of or in material default in the performance or observance of any term or provision of, and, to the knowledge of the Company or Dome AB, no event has occurred which, with lapse of time or action by a third party, would result in a default under, the Company Material Contract.

(c)           True, accurate and complete copies of each Company Material Contract have heretofore been made available to PEDEVCO.

Section 5.11    Tax Compliance.

(a)           The Company has timely (i) filed with the appropriate governmental authorities all material Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or reserved in accordance with generally accepted accounting principles on the Company Financial Statements all material Taxes required to be paid. The Company has not requested an extension of time within which to file a material Tax Return, which has not been since filed, unless as set forth on Section 5.11(a) of the Company Disclosure Schedule. There are no liens for Taxes upon any property or asset of the Company, other than liens for Taxes not yet due and payable or Taxes contested in good faith by appropriate proceedings or that are otherwise not material and reserved against in accordance with generally accepted accounting principles. No deficiency with respect to Taxes has been proposed, asserted or assessed in writing against the Company, which has not been fully paid or adequately reserved or reflected in the Company Financial Statements, and there are no material unresolved issues of law or fact arising out of a written notice of a deficiency, proposed deficiency or assessment from the Internal Revenue Service or any other governmental taxing authority with respect to Taxes of the Company. The Company has not agreed to an extension of time with respect to a Tax deficiency, other than extensions which are no longer in effect.

(b)           The Company has not received (A) notice from any federal taxing authority of its intent to examine or audit any of the Company’s or any of its Subsidiaries’ Tax Returns or (B) notice from any state taxing authority of its intent to examine or audit any of the Company’s or any of its Subsidiaries’ Tax Returns, other than notices with respect to examinations or audits by any state taxing authority that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company is not a party to any agreement providing for the allocation or sharing of Taxes with any entity other than agreements the consequences of which are fully and adequately reserved for in the Company Financial Statements. The Company has been a USRPHC within the meaning of Code Section 897(c)(2) during the five-year period ending on the date hereof.

(c)           The Company and each of its Subsidiaries has withheld and paid or will pay on a timely basis each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party, excluding the so-called FIRPTA toll charge, if any, due pursuant to Section 897 of the Code and the Income Tax Regulations thereunder and IRS Notice 89-85 and 2006-46 (“FIRPTA Toll Charges”), and materially complied with all information reporting and backup withholding provisions of applicable law.  The Company represents and warrants that neither the Company nor any of its Subsidiaries will make any payment of FIRPTA Toll Charges that may be due or owing with respect to the transactions contemplated by this Agreement, it being expressly agreed and understood that Dome AB will be solely responsible for full payment of any and all FIRPTA Toll Charges that may be due or owing with respect to the transactions contemplated by this Agreement.

(d)           Since December 31, 2012, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of a material amount of Taxes, nor is any request for such a waiver or extension pending.

(e)           Neither the Company nor any of its Subsidiaries is the subject of or bound by any material private letter ruling, technical advice memorandum, dosing agreement or similar material ruling, memorandum of agreement with any taxing authority.

(f)           Neither the Company nor its Subsidiaries has entered into, has any liability in respect of, or has any filing obligations with respect to, any “reportable transactions,” as defined in Section 1.6011-4(b)(l) of the Treasury Regulations.

(g)           Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign Tax law), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, or (iii) deferred intercompany gain or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law).

(h)           Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that would be reasonably likely to prevent the Reorganization from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(i)           The Company has made available to PEDEVCO correct and complete copies of (i) all U.S. federal income Tax Returns of the Company and its Subsidiaries relating to taxable periods ending on or after December 31, 2013, filed through the date hereof and (ii) any material audit report within the last three years relating to any material Taxes due from or with respect to the Company or any of its Subsidiaries.

(j)           No jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return has made a Claim that the Company or any of its Subsidiaries is required to file a Tax Return for a material amount of Taxes for such jurisdiction.

(k)           Within the last three years, neither the Company nor any of its Subsidiaries has owned any material assets located outside the United States or conducted a material trade or business outside the United States.

(l)           Except as set forth in Section 5.11(1) of the Company Disclosure Schedule, all of the transactions which the Company has accounted for as hedges under SFAS 133 have also been treated as hedging transactions for federal income Tax purposes pursuant to Treasury Regulation Section 1.1221-2 and have been properly identified as such under Treasury Regulation Section 1.1221-2(1).

Section 5.12    Employee Benefit Plans; ERISA; Employment Agreements.

(a)           Section 5.12(a) of the Company Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, change in control, supplemental retirement, fringe benefits, cafeteria benefits, salary continuation, vacation, sick, or other paid leave, employment or consulting, hospitalization or other medical, dental, life (including all individual life insurance policies as to which the Company or any of its Subsidiaries is the owner, the beneficiary or both) or other insurance or coverage, disability, death benefit, or other benefits, whether written or unwritten, including without limitation each “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to by the Company and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) that is or at any relevant time was treated as an ERISA Affiliate of the Company or any of its Subsidiaries for the benefit of any person who performs or who has performed services for the Company or any of its Subsidiaries, or with respect to which the Company, any of its Subsidiaries, or any ERISA Affiliate of the Company or any of its Subsidiaries has or may have any liability (including without limitation contingent liability) or obligation (collectively, the “Company Employee Plans”).

(b)           The Company has furnished to PEDEVCO true and complete copies of documents embodying each of the Company Employee Plans and related plan documents, including without limitation trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. Except as set forth on Section 5.12(b) of the Company Disclosure Schedule, with respect to each Company Employee Plan, if any, that is subject to ERISA reporting requirements, the Company has provided copies of the Form 5500 reports filed for the last five plan years.

(c)           (i) Except as set forth on Section 5.12(c) of the Company Disclosure Schedule, each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and the Company and each ERISA Affiliate of the Company have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (ii) any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, or has time remaining to apply under applicable U.S. Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (iv) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Company Employee Plan; (v) none of Company or, to the knowledge of the Company or Dome AB, any ERISA Affiliate of the Company is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Employee Plan; (vi) all contributions required to be made by Company or any ERISA Affiliate of the Company to any Company Employee Plan have been timely paid and accrued; (vii) with respect to each Company Employee Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 404 I of ERISA has occurred; (viii) each Company Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan; (ix) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company or Dome AB is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor; and (x) there has been no amendment to, written interpretation or announcement by Company or any ERISA Affiliate of the Company that would materially increase the expense of maintaining any Company Employee Plan above the level of expense incurred with respect to that Company Employee Plan for the most recent fiscal year included in the Company Financial Statements. No current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries) of the Company or any Subsidiary of the Company has or will obtain a right to receive a gross-up payment from the Company or any Subsidiary of the Company with respect to any Tax that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code or otherwise.

(d)           Except as set forth on Section 5.12(d) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate of the Company has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including without limitation any contingent liability) under any “multiemployer plan” (as defined in Section 3(37) of ERISA) or to any “pension plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of Company or any ERISA Affiliate of the Company has any actual or potential withdrawal liability (including without limitation any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

(e)           With respect to each Company Employee Plan, the Company and each of its Subsidiaries has complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of HIPAA; and (iv) the applicable requirements of the Cancer Rights Act of 1998. Neither the Company nor any of its Subsidiaries has unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation.

(f)           The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Company, any Subsidiary of the Company, or any ERISA Affiliate of the Company or any Subsidiary of the Company to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any Company Employee Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or that may become payable by the Company or any Subsidiary of the Company pursuant to any Company Employee Plan or as a result of or arising under this Agreement shall constitute an “excess parachute payment” (as defined in Section 280G(b)(l) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 2800 of the Code and no such benefit will fail to be deductible for federal income Tax purposes by virtue of Sections 162(m) of the Code. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Reorganization Effective Time in accordance with its terms, without material liability to PEDEVCO, the Company or any Subsidiary of the Company other than ordinary administration expenses typically incurred in a termination event.

(g)           Except as set forth on Section 5.12(g) of the Company Disclosure Schedule the Company and each Subsidiary of the Company is in compliance with all currently applicable laws and regulations respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws. There are no proceedings pending or, to the knowledge of the Company or Dome AB, reasonably expected or threatened, between the Company or any of its Subsidiaries, on the one hand, and any or all of their respective current or former employees, on the other hand, including without limitation any Claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no Claims pending, or, to the knowledge of the Company or Dome AB, reasonably expected or threatened, against the Company or any of its Subsidiaries under any workers’ compensation or long-term disability plan or policy. Neither the Company nor any of its Subsidiaries has unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation. Neither the Company nor any of its Subsidiaries is paying or is obligated to pay any employee or any former employee any disability or workers compensation payments or unemployment benefits. The employment of each of the Company’s employees and each of the employees of each Subsidiary of the Company is terminable by the Company or its Subsidiaries, as applicable, at will. To the best of the knowledge of the Company and Dome AB, no employee of the Company or any of its Subsidiaries intends to terminate his employment with the Company or any of its Subsidiaries.

(h)           The Company and its Affiliates are not, and have not at any time been a party to, bound by, or negotiating any collective bargaining agreement or other contract with a Union, and there is not, and has not at any time been, any Union representing or purporting to represent any employee of the Company or its Affiliates, and, to the Company’s knowledge and the knowledge of Dome AB, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there ever been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company, its Affiliates or any of its employees. The Company and its Affiliates have no duty to bargain with any Union.

(i)           Except as set forth on Section 5.12) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is a party to or bound by any employment, consulting, termination, severance or similar agreement with any individual officer, director or employee of the Company or any Subsidiary of the Company, or any agreement pursuant to which any such person is entitled to receive any benefits from the Company or any Subsidiary of the Company upon the occurrence of a change in control of the Company or similar event.

(j)           All Company Employee Plans that are subject to Section 409A of the Code are in compliance with the requirements of such Code section and regulations and other guidance thereunder. No Company Common Stock or other security of the Company, any of its Subsidiaries or other affiliates and no real property is held in trust or otherwise set aside for funding benefit obligations under any Company Employee Plan.

Section 5.13    Environmental Matters. Except as set forth on Section 5.13 of the Company Disclosure Schedule, the Company and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, which compliance includes the possession by the Company or its Subsidiary, as applicable, of all material permits and other governmental authorizations required under applicable Environmental Laws and material compliance with the terms and conditions thereof. The Company has made available to PEDEVCO an accurate and complete list for any property owned or leased at any time by the Company of any and all material permits, spill reports and notifications from any governmental body, court, administrative agency or commission or other governmental authority or instrumentality held, prepared or received, as applicable, by the Company at any time during the past three (3) years with respect to the generation, treatment, storage and disposition by the Company of Hazardous Materials. The Company has not received since January 1, 2012, any written notice, whether from a governmental body, court, administrative agency or commission or other governmental authority or instrumentality, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Law, and, to the knowledge of the Company and Dome AB, there are no circumstances that may prevent or interfere with the Company’s or any of its Subsidiaries’ compliance with any Environmental Law in the future. To the knowledge of the Company and Dome AB: (a) no current or prior owner of any property leased or controlled by the Company has received since January l, 2012 any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental body, court, administrative agency or commission or other governmental authority or instrumentality, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company are not in compliance with or violated any Environmental Law relating to such property and (b) the Company does not have any material liability under any Environmental Law. The Company and Dome AB are not aware of any ongoing environmental corrective action or remediation action at any of its properties.

Section 5.14    Title to Assets.

(a)           Section 5.14 of the Company Disclosure Schedule sets forth a complete and correct list of (i) all Owned Property of the Company and its Subsidiaries, and (ii) all Leased Property of the Company and its Subsidiaries, setting forth information sufficient to specifically identify such Owned Properties and Leased Properties, as the case may be, and the legal owner thereof.

(b)           Except as set forth on Section 5.14(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have good title to all of their Owned Properties, as reflected in the Company Balance Sheet, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) liens for current Taxes, payments of which are not yet delinquent or are being disputed in good faith by appropriate proceedings and (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise have a Company Material Adverse Effect.

(c)           Except as set forth on Section 5.14(c) of the Company Disclosure Schedule, the Company and its Subsidiaries are in possession of all of their Leased Properties pursuant to each lease or sublease, and the Company is entitled to and has exclusive possession of such Leased Properties, and the Leased Properties are not subject to any other legally binding lease, tenancy, license or easement of any kind that materially interferes with the Company’s use of the Leased Properties as currently used. Except as set forth on Section 5.14(c) of the Company Disclosure Schedule, the Company has good and valid title to the leasehold estate or other interest created under each applicable lease, free and clear of any liens, Claims or encumbrances created by, through or under the Company, except where the failure to have such good and valid title would not have a Company Material Adverse Effect.

(d)           Except as set forth on Section 5.14(d) of the Company Disclosure Schedule, the Company and its Subsidiaries have defensible title to all Company Oil and Gas Properties (as such term is defined below) forming the basis for the reserves reflected in the Company Financial Statements as attributable to interests owned by the Company, except for those defects in title that do not have a Company Material Adverse Effect, and are free and clear of all liens, except for liens associated with obligations reflected in the Company Financial Statements. The oil and gas leases and other agreements that provide the Company with operating rights in the Company Oil and Gas Properties are legal, valid and binding and in full force and effect, and the rentals, royalties and other payments due thereunder have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such oil and gas leases or other agreements, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Company Material Adverse Effect.

Section 5.15    Insurance. Section 5.15 of the Company Disclosure Schedule sets forth each insurance policy maintained by or on behalf of the Company and its Subsidiaries as of the date hereof and each general liability, umbrella and excess liability policy currently maintained by the Company and its Subsidiaries (each, a “Company Insurance Policy”). Each Company Insurance Policy is in full force and effect with respect to the period covered and is valid, outstanding and enforceable, and all premiums or installment payments of premiums, as applicable, due thereon have been paid in full. No insurer under any Company Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the knowledge of the Company and Dome AB, indicated any intent to do so or not to renew any such policy. To the knowledge of the Company and Dome AB, all material Claims under the Company Insurance Policies have been filed in a timely fashion.

Section 5.16    Certain Business Practices. Neither the Company nor any of its directors, employees or officers, and to the Company’s and Dome AB’s knowledge, no agents, consultants or distributors engaged by the Company (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any official or employee of a foreign or domestic Governmental Entity, (c) has violated or is violating any provision of Anti-Bribery Laws, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, (e) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment of any nature in furtherance of an offer, payment, promise to pay, authorization, or ratification of the payment, directly or indirectly, of any gift, money or anything of value to any official or employee of a foreign or domestic Governmental Entity to secure any improper advantage (within the meaning of such term under any applicable Anti-Bribery Law) or to obtain or retain business, or (f) has otherwise taken any action that has caused, or would reasonably be expected to cause the Company to be in violation of any applicable Anti-Bribery Law. The Company has established and maintains a compliance program, internal controls and procedures appropriate for compliance with the Anti-Bribery Laws.

Section 5.17    Brokers and Finders. The Company has not entered into any contract with any person that may result in the obligation of the Company or the Surviving Corporation to pay any investment banking fees, finder’s fees or brokerage fees in connection with the transactions contemplated hereby. The Company has provided to PEDEVCO a true, correct and complete copy of any and all engagement or retention agreements with financial advisors or other advisors, to which the Company is a party and which are related to the transactions contemplated hereby.

Section 5.18    Tax Transaction Matters.

(a)           Neither the Company nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Reorganization from constituting reorganization within the meaning of Section 368(a) of the Code.

(b)           The Reorganization will be carried out strictly in accordance with this Agreement, the Company is not a party to any other written or oral agreements regarding the Reorganization other than those expressly referred to in this Agreement, and PEDEVCO will obtain control of the Company as defined in Section 368(c) of the Code in exchange for PEDEVCO Common Stock.

(c)           PEDEVCO is a publicly traded company and its value is determined on that basis. The Reorganization Consideration was negotiated by the Parties on an arm’s length basis. The Company believes, based on the volume weighted average closing price of PEDEVCO Common Stock over the fifteen trading days prior to the date of this Agreement, that the fair market value of the Reorganization Consideration received by Dome AB will be approximately equal to the fair market value of Company Common Stock exchanged in the Merger.

(d)           Prior to the Reorganization Effective Time and in connection with or anticipation of the Reorganization, (i) none of the shares of Dome AB stock will be redeemed, (ii) no extraordinary dividends will be made with respect to the shares of Dome AB stock, and (iii) none of the shares of Dome AB stock will be acquired by Dome AB or any Related Person.

(e)           The Company and Dome AB will each pay their respective expenses, if any, incurred in connection with the Reorganization.

(f)           Any compensation paid to the employees of the Company who enter (or have entered) into employment, consulting or noncompetitive contracts, if any, with PEDEVCO (a) will be for services actually rendered or to be rendered, (b) will be commensurate with amounts paid to third parties bargaining at arm’s length for similar services, and (c) will not represent consideration for the surrender of the shares of Company Common Stock in the Merger.

(g)           No debt of the Company is guaranteed by Dome AB.

(h)           The Company owns no stock of PEDEVCO.

(i)           No assets of the Company have been sold, transferred or otherwise disposed of which would prevent PEDEVCO from continuing the historic business of the Company or from using a significant portion of the Company’s historic business assets in a business following the Reorganization,  within the meaning of U.S. Treasury Regulation Section 1.368-l(d) or prevent the Company from holding substantially all of the Company’s assets at and after the Reorganization Effective Time (at least ninety percent (90%) of the fair value of its net assets and seventy percent (70%) of the fair value of its gross assets, taking into account cash paid to dissenters).

(j)           The Company is not an investment company as defined in Section 368(a)(2)(F) of the Code. An investment company is (1) a regulated investment company; (2) a real estate investment trust; or (3) a corporation (i) fifty percent (50%) or more of the value of whose total assets are stock and securities, and (ii) eighty percent (80%) or more of the value of whose total assets are held for investment. In making the fifty percent and eighty percent determinations under the preceding sentence, stock and securities in any Subsidiary corporation shall be disregarded and a parent corporation shall be deemed to own its ratable share of the Subsidiary’s assets, and a corporation shall be considered a Subsidiary if a parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote, or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding. For this purpose, “total assets” shall not include cash and cash items (including receivables) and government securities.

(k)           The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(l)           There is no indebtedness existing between PEDEVCO, Acquisition Subsidiary and the Company that was or will be issued, acquired, or settled at a discount in connection with the Merger.

(m)           The Company will not take, and the Company and Dome AB are not aware of any plan or intention to take, any position on any Tax Return, or take any other Tax reporting position, that is inconsistent with the treatment of the Reorganization as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a “determination” (as defined in Section 1313(a)(l) of the Code).

(n)           No stock or securities of the Company will be issued to Dome AB for services rendered to or for the benefit of PEDEVCO or the Company in connection with the Reorganization.

(o)           No stock or securities of PEDEVCO or of the Company will be issued to Dome AB for any indebtedness owed to Dome AB in connection with the Reorganization.

(p)           No assets were transferred to the Company, nor did the Company assume any liabilities, in anticipation of the Reorganization. On the date of the Reorganization the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

(q)           At the Reorganization Effective Time, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company.

(r)           At the Reorganization Effective Time, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect PEDEVCO’s acquisition or retention of control of the Company, as defined in Section 368(c).

(s)           At the Reorganization Effective Time, the Company has no plan or intention to issue additional shares of its stock that would result in PEDEVCO losing control of the Company within the meaning of Section 368(c) of the Code.

(t)           At the Reorganization Effective Time, the fair market value of the assets of the Company will exceed the sum of its liabilities assumed, plus the amount of liabilities, if any, to which the assets are subject.

Section 5.19    Transactions with Affiliates. Except as set forth on Schedule 5.19, none of any Representative of the Company or any of its Subsidiaries, no Person with whom any such Representative has any direct or indirect relation by blood, marriage or adoption, no entity in which any such Representative owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by all such Representatives in the aggregate), no Affiliate of any of the foregoing and no current or former Affiliate of the Company or any of its Subsidiaries has any interest in: (a) any contract, arrangement or understanding with, or relating to, the Company or any of its Subsidiaries or the properties or assets of the Company or any of its Subsidiaries; (b) any loan, arrangement, understanding, agreement or contract for or relating to the Company or any of its Subsidiaries or the properties or assets of the Company or any of its Subsidiaries; or (c) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used by the Company or any of its Subsidiaries. No part of the property or assets of any of the equity owners of any Stockholder or any direct or indirect subsidiary or affiliate of any of such Person is used by the Company or any of its Subsidiaries.

Section 5.20    Data Room; Information Supplied. All copies of and originals of all information, documents, financial statements, agreements and materials provided by the Company and its Affiliates (including its Representatives, legal counsels and accountants) to the PEDEVCO Entities, their Affiliates or Representatives (the “Company Provided Materials”), as part of the due diligence process leading up to the Parties’ entry into this Agreement were (a) accurate and complete when provided and as of the date of this Agreement; and (b) did not contain any untrue statement of a material fact, or omit to include any material fact necessary to make the materials provided not misleading. The Company and Dome AB acknowledge that the PEDEVCO Entities (and their Affiliates) are relying on the accuracy and completeness of such Company Provided Materials in connection with its decision to enter into this Agreement and to consummate the transactions contemplated herein.

Section 5.21    Independent Investigation. The Company and Dome AB and their Representatives have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of Acquisition Subsidiary and Acquisition Subsidiary’s Subsidiaries, and the Company and Dome AB acknowledge that they have been provided adequate access to the personnel, properties, assets, premises, books and records and other documents, of PEDEVCO, the Acquisition Subsidiary and the Acquisition Subsidiary’s Subsidiaries for such purpose. The Company and Dome AB acknowledge and agree that: (a) in making their decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and Dome AB have relied solely upon their own investigation and the express representations and warranties of the PEDEVCO and the Company set forth in this Agreement and the PEDEVCO Provided Materials; and (b) neither PEDEVCO, Acquisition Subsidiary, Acquisition Subsidiary’s Subsidiaries nor any other Person has made any representation or warranty as to PEDEVCO, Acquisition Subsidiary, Acquisition Subsidiary’s Subsidiaries or this Agreement, except as expressly set forth in this Agreement and the schedules hereto.

Section 5.22    No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to PEDEVCO or Acquisition Subsidiary pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

Section 5.23    No Other Representations or Warranties. Except for the representations and warranties contained in this Article V and Article VI below (as to Dome AB), neither the Company, Dome AB nor any other Person makes any other express or implied representation or warranty on behalf of the Company, Dome AB or any of its affiliates in connection with this Agreement or the transactions contemplated hereby.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF DOME AB

Dome AB represents and warrants the following to PEDEVCO and Acquisition Subsidiary as of the date hereof, which representations and warranties shall be deemed automatically re-confirmed, re-warranted and re-represented at Closing:

Section 6.1     Proxy Statement/Prospectus and Registration Statement Information. None of the information supplied or to be supplied by Dome AB to PEDEVCO for inclusion in the Proxy Statement/Prospectus or Registration Statement or any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 6.2     Ownership of the Company Common Stock. Dome AB is the record and beneficial owner of 100% of the Company Common Stock.  Except for those liens which shall be discharged on or before the Reorganization Effective Time, Dome AB has good and marketable title to such Company Common Stock, free and clear of any liens. The Company Common Stock has been issued free and clear of any preemptive rights, and no such rights exist with respect to the Company Common Stock. There are no agreements or understandings in effect with respect to the voting or transfer of any of the Company Common Stock.

Section 6.3     Tax Matters.  Dome AB will pay on a timely basis the FIRPTA Toll Charge, if any, due pursuant to Section 897 of the Code and the Income Tax Regulations thereunder and IRS Notice 89-85 and 2006-46, and shall materially comply with all information reporting and backup withholding provisions of applicable law with respect to the FIRPTA Toll Charge.  Dome AB represents and warrants that Dome AB, and none of its Subsidiaries, will make any and all payments of FIRPTA Toll Charges that may be due or owing with respect to the transactions contemplated by this Agreement, it being expressly agreed and understood that Dome AB will be solely responsible for full payment of any and all FIRPTA Toll Charges that may be due or owing with respect to the transactions contemplated by this Agreement.

ARTICLE VII
COVENANTS

Section 7.1     Conduct of Business by the Company Pending the Reorganization. Except as otherwise contemplated by this Agreement or disclosed in the Company Disclosure Schedule, after the date hereof and until the Reorganization Effective Time or earlier termination of this Agreement (the “Pre-Closing Period”), unless PEDEVCO shall otherwise agree in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), the Company shall:

(a)           conduct its business in the ordinary course of business consistent with past practices or industry standard practice;

(b)           not (i) amend or propose to amend its articles of incorporation or its bylaws, except as agreed to by the Parties hereto or as described herein, (ii) split, combine, subdivide or reclassify any shares of outstanding capital stock, (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, or make any other distribution in respect of any shares of its capital stock, or (iv) repurchase, redeem or otherwise acquire, or modify or amend, any shares of its capital stock or any other securities or any rights, warrants or options to acquire any such shares or other securities;

(c)           not issue, sell, pledge, grant or dispose of, or agree to issue, sell, pledge, grant or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or any debt or equity securities convertible into or exchangeable for its capital stock;

(d)           not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (ii) make any acquisition of any capital stock, assets or businesses of any other person other than expenditures for current assets in the ordinary course of business consistent with past practice and expenditures for fixed or capital assets in the ordinary course of business consistent with past practice, (iii) sell, pledge, dispose of or encumber any assets or businesses that are material to the Company, except (A) sales, leases, rentals and licenses in the ordinary course of business consistent with past practice, (B) pursuant to contracts that are in force at the date of this Agreement and are disclosed in the Company Disclosure Schedule, (C) dispositions of obsolete or worthless assets or, or (iv) enter into any contract with respect to any of the foregoing;

(e)           use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it, other than as expressly permitted by the terms of this Agreement;

(f)           not make capital expenditures or enter into any binding commitment or contract to make capital expenditures, except (i) capital expenditures which the Company is currently committed to make, (ii) capital expenditures in the ordinary course of the Company’s business, (iii) capital expenditures for repairs and other capital expenditures necessary in light of circumstances not anticipated as of the date of this Agreement which are necessary to avoid significant disruption to the Company’s business or operations consistent with past practice, and (iv) repairs and maintenance in the ordinary course of business;

(g)           not adopt a plan or agreement of complete or partial liquidation or dissolution;

(h)           not pay, discharge or satisfy any material Claims, material liabilities or material obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (A) of any such material Claims, material liabilities or material obligations in the ordinary course of business consistent with past practice or (B) of material Claims, material liabilities or material obligations reflected or reserved against in, or contemplated by, the Company Financial Statements (or the notes thereto);

(i)           not enter into any contract that restrains, limits or impedes the ability of the Company to compete with or conduct any business or line of business, including geographic limitations on the activities of the Company;

(j)           except in the ordinary course of the Company’s business, not materially modify or amend, or terminate any Company Material Contract, or waive, relinquish, release or terminate any material right or material Claim, or enter into any contract that would have been a Company Material Contract if it had been in existence at the time of the execution of this Agreement;

(k)           not incur additional indebtedness in excess of the amount available pursuant to the Dome Credit Facility;

(l)           not take any action or enter into any agreement which would require the Company to make a cash payment in excess of $200,000, except payments required on existing debt facilities, placement agent and underwriter fees and expenses for services performed prior to the date of this Agreement, legal, accounting and auditor fees and expenses in connection with the transactions contemplated by this Agreement, or payments related to normal oil and gas company operating activities, including, but not limited to, leasing and lease renewals and extensions, title work, drilling and completion of wells;

(m)           notwithstanding anything to the contrary herein, the Company shall not (i) make or pay, or commit to make or pay, any cash dividend, distribution, payment, or other cash or asset transfer, or (ii) pay or otherwise assume any fees, expenses or obligations due and owning by Dome AB, following the date of this Agreement through the Reorganization Effective Time, except for ordinary course travel and related expenses paid by Dome AB on behalf of the Company subject to a maximum aggregate reimbursable amount of $100,000; and

(n)           not agree to take any of the foregoing actions.

Section 7.2     Conduct of Business by PEDEVCO Pending the Reorganization. Except as otherwise contemplated by this Agreement or disclosed in the PEDEVCO Disclosure Schedules, during the Pre-Closing Period, unless the Company shall otherwise agree in writing (which agreement shall not be unreasonably withheld, conditioned or delayed), PEDEVCO shall:

(a)           conduct its business in the ordinary course of business consistent with past practices or industry standard practice;

(b)           not (i) amend or propose to amend its articles of incorporation or its bylaws, except as agreed to by the Parties hereto (except to increase PEDEVCO’s authorized shares of PEDEVCO Common Stock to allow sufficient room to facilitate the Reorganization and allow for the conversion of the PEDEVCO Preferred Stock), (ii) split, combine, subdivide or reclassify any shares of outstanding capital stock, (iii) declare, set aside or pay any dividend or distribution payable in cash (except pursuant to terms of the PEDEVCO Preferred Stock, as applicable), stock, property or otherwise, or make any other distribution in respect of any shares of its capital stock, or (iv) repurchase, redeem or otherwise acquire, or modify or amend, any shares of its capital stock or any other securities or any rights, warrants or options to acquire any such shares or other securities (except pursuant to terms of the PEDEVCO Preferred Stock, as applicable in the discretion of PEDEVCO or as required pursuant to the terms of such PEDEVCO Preferred Stock);

(c)           not issue, sell, pledge, grant or dispose of, or agree to issue, sell, pledge, grant or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or any debt or equity securities convertible into or exchangeable for its capital stock, except for the Approved Issuances;

(d)           use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it, other than as expressly permitted by the terms of this Agreement;

(e)           not adopt a plan or agreement of complete or partial liquidation or dissolution;

(f)           not pay, discharge or satisfy any material Claims, material liabilities or material obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (A) of any such material Claims, material liabilities or material obligations in the ordinary course of business consistent with past practice or (B) of material Claims, material liabilities or material obligations reflected or reserved against in, or contemplated by, PEDEVCO Financial Statements (or the notes thereto), and except for refinancings or restructurings allowed under the terms of the PEDEVCO Preferred Stock designation;

(g)           not make changes in financial or Tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in generally accepted accounting principles or applicable law;

(h)           not enter into, amend, modify or renew any employment, consulting, severance or similar contract with, pay any bonus or grant any increase in salary, wage or other compensation or any increase in any employee benefit to, any of its directors, officers or employees, except in each such case (i) as may be required by applicable law; (ii) to satisfy obligations existing as of the date hereof pursuant to the terms of contracts that are in effect on the date hereof; (iii) in the ordinary course of business, provided that any securities issuable in such transactions do not exceed in aggregate, the applicable Approved Issuances; or (iv) as required to consummate the Reorganization, including, but not limited to, entry into the PEDEVCO Executive Employment Agreements, PEDEVCO Executive Employment Agreement Terminations, and PEDEVCO Vesting Agreements;

(i)           not enter into, establish, adopt, amend or modify any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare plan, agreement, program or arrangement, in respect of any of its directors, officers or employees, except, in each such case (i) as may be required by applicable law or pursuant to the terms of this Agreement, or (ii) to satisfy obligations existing as of the date hereof pursuant to the terms of contracts that are in effect on the date hereof;

(j)           not accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

(k)           not agree to the settlement of any Claim, litigation, investigation or other action that is material to it;

(l)           except in the ordinary course of its business, not materially modify or amend, or terminate any PEDEVCO Material Contract, or waive, relinquish, release or terminate any material right or material Claim, or enter into any contract that would have been a PEDEVCO Material Contract if it had been in existence at the time of the execution of this Agreement, except for [A] agreements associated with the Approved Issuances, [B] agreements entered into with the holders of the PEDEVCO Preferred Stock, [C] planned amendments to the Designation of the PEDEVCO Preferred Stock,  [D] agreements associated with refinancings or restructurings allowed under the terms of the PEDEVCO Preferred Stock designation, [E] agreements associated with the possible divestiture of the Rare Earth Interest or PEREL, and [F] agreements commonly entered into by oil and gas companies in connection with the conduct of oil and gas exploration, development and production, including, but not limited to, joint operating agreements, farm-in agreements, farm-out agreements, joint venture agreements, production sharing contracts, lease extensions, lease renewals, lease acquisitions, leasehold exchange agreements, non-operated well elections, participations and related AFEs, and the like; which are approved by the Board of Directors of PEDEVCO and which individually or in aggregate, would not constitute a PEDEVCO Material Adverse Effect;

(m)           not take any action or enter into any agreement which would require PEDEVCO to make a cash payment in excess of $200,000, except payments required under existing debt facilities, placement agent and underwriter fees and expenses for services performed prior to the date of this Agreement, legal, accounting and auditor fees and expenses in connection with the transactions contemplated by this Agreement and Approved Issuances or payments related to normal oil and gas company operating activities, including, but not limited to, leasing and lease renewals and extensions, title work, drilling and completion of wells; and

(n)           not agree to take any of the foregoing actions.

Section 7.3     No Solicitation.

(a)           General. Following the Due Diligence Satisfaction Date, each Party hereto agrees that it shall not, nor shall it authorize or permit any of the officers, directors, investment bankers, attorneys or accountants retained by it to, and that it shall use commercially reasonable efforts to cause its non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal (as defined below) or Acquisition Inquiry (as defined below) or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any information regarding such Party to any person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (unless permitted pursuant to Section 7.7 and Section 7.9); or (v) execute or enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal; provided, however, that, following the Due Diligence Satisfaction Date and notwithstanding anything contained in this Section 7.3(a), prior to obtaining the PEDEVCO Stockholder Approval, PEDEVCO may, or prior to obtaining the Dome AB Stockholder Approval, Dome AB may, furnish nonpublic information regarding such Party to, and enter into discussions or negotiations with, any person in response to a bona fide written Acquisition Proposal, which such Party’s Board of Directors determines in good faith, after consultation with a nationally recognized independent financial advisor and its outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) such Acquisition Proposal was not solicited in violation of this Section 7.3(a); (B) the Board of Directors of such Party concludes in good faith based on the advice of outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of the fiduciary duties of the Board of Directors of such Party under applicable laws; (C) at least two Business Days prior to furnishing any such nonpublic information to, or entering into discussions with, such person, such Party gives the other Parties written notice of the identity of such person and of such Party’s intention to furnish nonpublic information to, or enter into discussions with, such person; (D) such Party receives from such person an executed confidentiality agreement containing provisions at least as favorable to such Party as those contained in the Confidentiality Agreement; and (E) prior to furnishing any such nonpublic information to such person, such Party furnishes such nonpublic information to the other Parties hereto (to the extent such nonpublic information has not been previously furnished by such Party to the other Parties). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any representative of such Party (whether or not such representative is purporting to act on behalf of such Party) takes any action that, if taken by such Party, would constitute a breach of this Section 7.3 by such Party, the taking of such action by such representative shall be deemed to constitute a breach of this Section 7.3 by such Party for purposes of this Agreement.  For the sake of clarity, neither party shall be limited or bound by this Section 7.3 until the Due Diligence Satisfaction Date.

For purposes of this Agreement, the term: (i) “Acquisition Inquiry” means, with respect to a Party hereto, an inquiry, indication of interest or request for information that could reasonably be expected to lead to an Acquisition Proposal with such Party; (ii) “Acquisition Proposal” means, with respect to a Party hereto, any offer or proposal, whether written or oral, from any person or group (as defined in Section 13(d)(3) of the Exchange Act) other than PEDEVCO, Acquisition Subsidiary, the Company or any Affiliates thereof (each, a “third party”) to acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of (a) 20% or more of any class of the equity securities of such Party or (b) 20% or more of the fair market value of the assets of such Party, in each case pursuant to any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction or series of related transactions, which is structured to permit a third party to acquire beneficial ownership of (y) 20% or more of any class of equity securities of the Party or (z) 20% or more of the fair market value of the assets of the Party. “Superior Offer” means an unsolicited bona fide written offer by a third party to enter into (a) a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction as a result of which either (A) the stockholders of a Party hereto prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate company entity thereof) or (B) in which a person or “group” (as defined in Section 13(d)(3) of the Exchange Act) directly or indirectly acquires beneficial ownership of securities representing 50% or more of the voting power of the Party’s capital stock then outstanding or (b) a sale, lease, exchange transfer, license, acquisition or disposition of any business or other disposition of at least 50% of the assets of the Party, taken as a whole, in a single transaction or a series of related transactions that: (A) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement; and (B) is on terms and conditions that the Board of Directors of PEDEVCO or the Company, as applicable, determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its Board of Directors deems relevant following consultation with its outside legal counsel and financial advisor: (x) is reasonably likely to be more favorable, from a financial point of view, to PEDEVCO’s shareholders or the Company’s stockholder, as applicable, than the Reorganization and the other transactions contemplated hereby; and (y) is reasonably capable of being consummated.

(b)           Notice of Proposal or Inquiry. If any Party or any representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time following the Due Diligence Satisfaction Date and prior to the Reorganization Effective Time, then such Party shall promptly (and in no event later than 24 hours after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Parties hereto orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). Such Party shall keep the other Parties informed in all material respects with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto.

(c)           Cease Current Discussions. Each Party shall immediately cease and cause to be terminated any existing discussions with any person that relate to any Acquisition Proposal or Acquisition Inquiry upon the Due Diligence Satisfaction Date.

Section 7.4     Access to Information; Confidentiality.

(a)           Subject to applicable law relating to the exchange of information, the Parties shall afford to each other and the other’s accountants, counsel, financial advisors, sources of financing and other representatives reasonable access during normal business hours with reasonable notice throughout the period from the date hereof until the Reorganization Effective Time to all of their respective properties, books, contracts and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement (the “SEC Filings”), and (ii) such other information concerning its businesses, properties and personnel as any Party shall reasonably request, and will use reasonable efforts to obtain the reasonable cooperation of its officers, employees, counsel, accountants, consultants and financial advisors in connection with the review of such other information by the Parties and their respective representatives. The requirement to furnish the SEC Filings shall be satisfied by the delivery of electronic mail notices of such filings, and the Parties shall not be required (unless otherwise requested in writing by the non-filing Party) to provide the non-filing Party any further notice or physical copies of any SEC Filings).

(b)           The Parties hereto acknowledge that the Confidentiality Agreement shall continue in full force and effect in accordance with their terms.

Section 7.5     Notices of Certain Events.

(a)           The Company, Dome AB and PEDEVCO shall as promptly as reasonably practicable after their executive officers acquire knowledge thereof, notify the other of: (i) any notice or other communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement which consent relates to a PEDEVCO Material Contract or a Company Material Contract, as applicable, or the failure of which to obtain could materially delay consummation of the Merger; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, Claims, investigations or Proceedings commenced or, to its knowledge, threatened, relating to or involving or otherwise affecting the Company or PEDEVCO, as the case may be that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 7.9, 7.10 or 7.12, or which relate to the consummation of the transactions contemplated by this Agreement.

(b)           Subject to the provisions of Section 7.3, each of the Company, Dome AB and PEDEVCO agrees to give prompt notice to the other of, and to use its reasonable best efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would reasonably be expected to cause any of its representations or warranties in this Agreement to be untrue or inaccurate at the Reorganization Effective Time unless such occurrence or failure to occur would not reasonably be expected to have a Company Material Adverse Effect or a PEDEVCO Material Adverse Effect, as the case may be, and (ii) any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder unless such failure would not reasonably be expected to have a Company Material Adverse Effect or a PEDEVCO Material Adverse Effect, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 7.5(b) shall not limit or otherwise affect the representations, warranties, covenants or agreements of the Parties, the remedies available hereunder to the Party receiving such notice or the conditions to such Party’s obligation to consummate the Merger.

Section 7.6     Acquisition Subsidiary. PEDEVCO will take all action necessary to cause Acquisition Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Until the Reorganization Effective Time, Acquisition Subsidiary will not carry on any business or conduct any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary hereto.

Section 7.7     Dome AB Stockholder Meeting or Written Consent.

(a)           Promptly after the S-4 Effective Date (as defined in Section 7.9(a)), Dome AB shall solicit the Dome AB Stockholders’ Approval for purposes of adopting this Agreement and approving the Reorganization, and all other transactions contemplated by this Agreement.

(b)           Dome AB agrees that, subject to Section 7.7(c): (i) the Board of Directors of Dome AB shall recommend that the Dome AB Stockholders vote to adopt and approve this Agreement and the Reorganization (the “Dome AB Board Recommendation”); and (ii) the Dome AB Board Recommendation shall not be withdrawn or modified in a manner adverse to PEDEVCO, and no resolution by the Board of Directors of Dome AB or any committee thereof to withdraw or modify the Dome AB Board Recommendation in a manner adverse to PEDEVCO shall be adopted or proposed.

(c)           Notwithstanding anything to the contrary contained in Section 7.7(b), at any time prior to the approval of this Agreement by the Dome AB Stockholders, the Board of Directors of Dome AB may withhold, amend, withdraw or modify the Dome AB Board Recommendation in a manner adverse to PEDEVCO; provided, that PEDEVCO receives written notice from Dome AB confirming that the Board of Directors of Dome AB has determined to change its recommendation at least two (2) Business Days in advance of the Dome AB Board Recommendation being so withdrawn, withheld, amended or modified in a manner adverse to PEDEVCO.

Section 7.8     PEDEVCO Stockholders’ Meeting.

(a)           PEDEVCO shall take all action necessary and within its powers under applicable law to call, give notice of and hold a meeting (such meeting, the “PEDEVCO Stockholders’ Meeting”) of the holders of PEDEVCO Common Stock and PEDEVCO Preferred Stock to vote on, among other things, (i) this Agreement, (ii) the principal terms of the Reorganization, (iii) the issuance of shares of PEDEVCO Common Stock in the Reorganization, (iv) the election to the Board of Directors of PEDEVCO of the individuals set forth on Schedule 3.3 hereto, and (v) the PEDEVCO Amendments to the Certificate of Formation (collectively, the “PEDEVCO Stockholder Approval Matters”). The PEDEVCO Stockholders’ Meeting shall be held as promptly as practicable after the S-4 Effective Date and the mailing of the Proxy Statement to PEDEVCO shareholders. PEDEVCO shall utilize commercially reasonable best efforts to ensure that all proxies solicited in connection with the PEDEVCO Stockholders’ Meeting are solicited in compliance with all applicable laws.

(b)           PEDEVCO agrees that, subject to Section 7.7(c): (i) the Board of Directors of PEDEVCO shall recommend that the holders of PEDEVCO Common Stock and PEDEVCO Preferred Stock vote to approve the PEDEVCO Stockholder Approval Matters and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 7.9(a), (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of PEDEVCO recommends that PEDEVCO’s shareholders vote to approve the PEDEVCO Stockholder Approval Matters (the recommendation of the Board of Directors of PEDEVCO that PEDEVCO’s shareholders vote to approve the PEDEVCO Stockholder Approval Matters being referred to as the “PEDEVCO Board Recommendation”); and (iii) the PEDEVCO Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the Board of Directors of PEDEVCO or any committee thereof to withdraw or modify the PEDEVCO Board Recommendation in a manner adverse to the Company shall be adopted or proposed.

(c)           Notwithstanding anything to the contrary contained in Section 7.9(b), at any time prior to the approval of the PEDEVCO Stockholder Approval Matters by PEDEVCO’s shareholders, the Board of Directors of PEDEVCO may withhold, amend, withdraw or modify the PEDEVCO Board Recommendation in a manner adverse to the Company if, but only if the Board of Directors of PEDEVCO determines in good faith, based on such matters as it deems relevant following consultation with its outside legal counsel, that the failure to withhold, amend, withdraw or modify such recommendation would result in a breach of its fiduciary duties under applicable law; provided, that the Company receives written notice from PEDEVCO confirming that the Board of Directors of PEDEVCO has determined to change its recommendation at least two (2) Business Days in advance of the PEDEVCO Board Recommendation being withdrawn, withheld, amended or modified in a manner adverse to the Company.

(d)           PEDEVCO’s obligation to call, give notice of and hold the PEDEVCO Stockholders’ Meeting in accordance with Section 7.9(a) shall not be limited or otherwise affected by any withdrawal or modification of the PEDEVCO Board Recommendation.

(e)           Nothing contained in this Agreement shall prohibit PEDEVCO or its Board of Directors from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that any disclosure made by PEDEVCO or its Board of Directors pursuant to Rules 14d-9 and 14e-2(a) shall be limited to a statement that PEDEVCO is unable to take a position with respect to the bidder’s tender offer unless the Board of Directors of PEDEVCO determines in good faith, after consultation with its outside legal counsel, that such statement would result in a breach of its fiduciary duties under applicable law. PEDEVCO shall not withdraw or modify in a manner adverse to the Company the PEDEVCO Board Recommendation unless specifically permitted pursuant to the terms of Section 7.9(c).

Section 7.9     Proxy Statement/Prospectus; Registration Statement; Listing.

(a)           As promptly as practicable after the date of this Agreement, the parties hereto shall prepare and PEDEVCO shall cause to be filed with the SEC the Proxy Statement/Prospectus and PEDEVCO shall prepare and cause to be filed with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included as a prospectus.  PEDEVCO shall use commercially reasonable best efforts to cause the Registration Statement and the Proxy Statement/Prospectus to comply with the applicable rules and regulations promulgated by the SEC and the NYSE MKT, to respond promptly to any comments of the SEC or the NYSE MKT or their respective staff and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. If at any time prior to the Merger Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Proxy Statement/Prospectus or if applicable, the Registration Statement, the Company and PEDEVCO shall prepare and PEDEVCO shall file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. PEDEVCO shall use commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the stockholders of PEDEVCO as promptly as practicable after the date on which the Registration Statement is declared effective under the Securities Act (the “S-4 Effective Date”).

(b)           Each Party shall reasonably cooperate with the other and promptly provide, and require its representatives, advisors, accountants and attorneys to promptly provide, the other Party and its representatives, advisors, accountants and attorneys, with all such information regarding such Party as is required by law to be included in the Proxy Statement/Prospectus and Registration Statement or reasonably requested from such Party to be included in the Proxy Statement/Prospectus and Registration Statement. The Company will be given a reasonable opportunity to be involved in the drafting of the Proxy Statement/Prospectus and Registration Statement containing the and any amendment or supplement thereto and any such correspondence prior to its filing with the SEC. Following the S-4 Effective Date, PEDEVCO shall use its commercially reasonable best efforts to keep the Registration Statement effective and file any amendments or supplements thereto required by applicable law, through the S-4 Effective Date and for a period of two years following the Reorganization Effective Time in order to permit the consummation of the Reorganization and the registered reoffer of the Reorganization Consideration by Dome AB.

(c)           PEDEVCO and the Company will use their commercially reasonable best efforts to cause the shares of PEDEVCO Common Stock that (i) will be issued in connection with the Reorganization and (ii) are outstanding immediately prior to the Reorganization, to be approved for listing on the NYSE MKT and as applicable, to continue to trade on the NYSE MKT, including, if requested or required by the NYSE MKT, submitting a new listing application relating to the combined PEDEVCO/Company entity. The Company and its Representatives will, together with PEDEVCO, submit whatever documentation, financial statements and other materials as the NYSE MKT may request from time to time.

Section 7.10    Public Announcements. In connection with the execution and delivery of this Agreement, PEDEVCO, the Company and Dome AB shall issue a joint press release mutually agreed to by the Company, Dome AB and PEDEVCO. PEDEVCO and Dome AB, each in its discretion, shall be entitled to convene an investor conference call in conjunction with the issuance of such press release. Except for the press release and such conference call, no Party shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement, the Reorganization or the other transactions contemplated hereby without the prior written consent of the other Parties (which consent shall not be unreasonably withheld or delayed), except as may be required by law or regulation, including applicable SEC requirements, applicable fiduciary duties or by any applicable listing agreement with the NYSE MKT (in which case such Party shall not issue or cause the publication of such press release or other public statement without prior consultation with the other Party), or as similarly of Dome AB.

Section 7.11    Expenses and Fees. Each of the Parties shall bear and pay all costs and expenses incurred by it in connection with this Agreement; provided, however, Dome AB and PEDEVCO shall split equally the fees incurred by all Parties in connection with preparing, printing, mailing and filing the Proxy Statement/Prospectus, and submitting the new listing application relating to the combined PEDEVCO/Company entity, if requested or required by the NYSE MKT, and for clarification, PEDEVCO shall bear all fees incurred by PEDEVCO in connection with obtaining the Fairness Opinion.

Section 7.12    Agreement to Cooperate.

(a)           Subject to the terms and conditions of this Agreement, including Section 7.3 and this Section 7.11, each of the Parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve the material contractual relationships of PEDEVCO and the Company and their respective Subsidiaries and to effect all necessary registrations, filings and submissions. In addition, subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective Boards of Directors of the Company and PEDEVCO, none of the Parties hereto shall knowingly take or cause to be taken any action that would reasonably be expected to materially delay or prevent consummation of the Merger.

(b)           In the event that any administrative or judicial action or Proceeding is instituted (or threatened to be instituted) by a governmental authority or private party challenging the Reorganization or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company, Dome AB, PEDEVCO and Acquisition Subsidiary shall cooperate in all respects with the other Parties and shall use their commercially reasonable best efforts to contest and resist any such action or Proceeding and to have vacated, lifted, reversed or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, if so precluded in the exercise of their directors’ fiduciary duties, none of PEDEVCO, Acquisition Subsidiary or any of their affiliates shall be required to defend, contest or resist any action or Proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any order, in connection with the transactions contemplated by this Agreement.

Section 7.13    Exemption From Liability Under Section 16(b). PEDEVCO and the Company shall cause their respective Boards of Directors and the Board of Directors of the Surviving Corporation to adopt prior to the Reorganization Effective Time such resolutions as may be required to (to the extent permitted under applicable law and no-action letters issued by the SEC), and shall otherwise use reasonable efforts to, exempt the transactions contemplated by this Agreement from the provisions of Section 16(b) of the Exchange Act to the maximum extent permitted by law. The Company shall use reasonable efforts to provide the information to PEDEVCO required in connection with the adoption of such resolutions to exempt the transactions contemplated by this Agreement from the provisions of Section 16(b) of the Exchange Act to the maximum extent permitted by law.

Section 7.14    Certain Tax Matters- The Transaction.

(a)           PEDEVCO, the Company and the Dome AB shall each use their reasonable best efforts to cause the Reorganization to quality as a “reorganization” within the meaning of Section 368(a) of the Code, and before or after the Reorganization Effective Time, none of PEDEVCO, Acquisition Subsidiary, Dome AB or the Company shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could cause the Reorganization to fail to qualify as a reorganization under Section 368(a) of the Code.

(b)           PEDEVCO and Dome AB and its shareholders shall comply with the record keeping and information reporting requirements set forth in Treasury Regulation Section 1.368-3. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section l.368-2(g).

(c)           The Company, Dome AB and PEDEVCO shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, and transfer, recording, registration and other fees and similar Taxes which become payable in connection with the Reorganization that are required or permitted to be filed on or before the Reorganization Effective Time. Each of PEDEVCO and Dome AB shall pay, without deduction from any amount payable to holders of Dome AB common stock and without reimbursement from the other Party, any such Taxes or fees imposed on it by any governmental authority, which becomes payable in connection with the Reorganization.  In this regard, Dome AB shall be solely responsible for any tax due as a result of Section 897 of the Code.

(d)           Following the Reorganization, PEDEVCO, Dome AB and the Company will not take any action and will not fail to take any action that would prevent the merger from satisfying the “continuity of business enterprise” requirement for a “reorganization” as provided in Treasury Regulation Section 1.368-l(d).

(e)           Dome AB shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Reorganization Effective Time or for which the date of measurement for such Tax occurs prior to the Reorganization Effective Time which are filed after the Reorganization Effective Time, and if required by applicable law, any of the other Parties hereto will execute and join in the execution of any such filing. All such Tax Returns shall be prepared in accordance with past practice insofar as they relate to the Company.  Dome AB shall be liable for all Taxes attributable to itself and the Company for periods ending on or before the Reorganization Effective Time and following the Reorganization Effective Time or arising as a result of the Reorganization, including any tax due under Section 897. Dome AB shall permit PEDEVCO to review and comment on each such Tax Return prior to filing if PEDEVCO is required to join in the execution of such filing.

(f)           PEDEVCO and the Company shall each prepare or cause to be prepared and file or cause to be filed any of their respective Tax Returns for Tax periods which begin before the Reorganization Effective Time and end after the Reorganization Effective Time (the “Straddle Tax Returns”). PEDEVCO or the Company shall pay or cause to be paid to the appropriate Tax authority the amount of Taxes shown as due on the Straddle Tax Returns.

Section 7.15    Disclosure Schedules; Schedule Supplements.

(a)           On or prior to July 15, 2015 (the “Due Diligence Delivery Deadline”), the Parties shall deliver to each other true, accurate and complete copies of their respective Disclosure Schedules and, in the case of the Company, the Company GAAP Financial Statements, and each Party shall deliver to the other any other notifications of due diligence deficiencies, which may include deficiencies identified with respect to the other Parties’ oil and gas properties (“Deficiency Notice”).  Within five (5) Business Days following such delivery, the receiving Party shall provide the disclosing Party with written notice (the “Initial Disclosure Objection Notice”) of any concerns or objections to any matters disclosed in the Disclosure Schedules, Deficiency Notice, or the Company GAAP Financial Statements which could have a PEDEVCO Material Adverse Effect or a Company Material Adverse Effect, or, in the case of the Company GAAP Financial Statements, a failure to achieve the Minimum EBIDTA Threshold or materially differ from the financial statements previously provided by the Company to PEDEVCO for the same reporting periods, as the case may be. The Parties will negotiate in good faith to resolve those matters raised in the Initial Disclosure Objection Notice, including amendments to this Agreement as agreed to. In the event the Parties are unable to resolve the matters objected to in the Initial Disclosure Objection Notice to the receiving Party’s reasonable satisfaction within thirty (30) days of the applicable date that the Initial Disclosure Obligation Notice was received, such Party shall have the right at any time prior to Closing to terminate this Agreement pursuant to Section 9.1(c) and without any penalty due under Sections 9.2 or 9.3.  If the receiving Party does not provide an Initial Disclosure Objection Notice within five (5) Business Days of the receipt of the Disclosure Schedules, Deficiency Notice and the Company GAAP Financial Statements, or fails to raise an objection to any disclosures made in the Disclosure Schedules, Deficiency Notice or the Company GAAP Financial Statements in an Initial Disclosure Objection Notice, the receiving Party will be deemed to have waived any objection to that specific matter disclosed in the Disclosure Schedules, Deficiency Notice or the Company GAAP Financial Statements, unless such disclosure is discovered or uncovered later to be false or misleading in any material respect, effective as of such date (such applicable date or the date that no Party has any outstanding objections or concerns regarding the other Party’s Disclosure Schedules, as applicable, the “Due Diligence Satisfaction Date”).

(b)           The Parties understand and acknowledge that the Disclosure Schedules delivered at the time of execution of this Agreement or pursuant to Section 7.15(a) above may require supplements, updates and revisions prior to Closing to make such disclosures true, accurate and complete as of Closing. The Parties agree that at least seven (7) days prior to the Closing, each Party shall supplement, update or amend any Disclosure Schedules delivered to the other Party upon execution of this Agreement or pursuant to Section 7.15(a) (collectively, the “Schedule Supplements”). Within three (3) days following such delivery, the receiving Party shall provide the disclosing Party with written notice (the “Disclosure Objection Notice”) of any concerns or objections to any matters disclosed or modified in the Schedule Supplements from the Disclosure Schedules delivered at or prior to execution hereof which could have a PEDEVCO Material Adverse Effect or a Company Material Adverse Effect, as the case may be. The Parties will negotiate in good faith to resolve those matters raised in the Disclosure Objection Notice prior to Closing, including amendments to this Agreement as agreed to. In the event the Parties are unable to resolve the matters objected to in the Disclosure Objection Notice to the receiving Party’s reasonable satisfaction, such Party shall have the right at any time prior to Closing to terminate this Agreement pursuant to Section 9.1(c). If the receiving Party does not provide a Disclosure Objection Notice within three (3) days of the receipt of the Schedule Supplements, or fails to raise an objection to any changes to the Disclosure Schedules in a Disclosure Objection Notice, the receiving Party will be deemed to have waived any objection to that specific matter disclosed or modified in the Schedule Supplements, unless that modification or amendment disclosed in the Schedule Supplements is discovered or uncovered later to be false or misleading in any material respect.

ARTICLE VIII
CONDITIONS TO THE REORGANIZATION

Section 8.1     Conditions to the Obligations of Each Party. The obligations of the Parties to consummate the Reorganization are subject to the fulfillment at or prior to the Reorganization Effective Time of the following conditions:

(a)           this Agreement and the Reorganization shall have been adopted and approved by the requisite vote of the stockholders of Dome AB;

(b)           this Agreement and the Reorganization and the issuance of shares of PEDEVCO Common Stock in the Reorganization shall have been adopted and approved by the requisite vote of the shareholders of PEDEVCO in accordance with the TBOC and the NYSE MKT rules and regulations;

(c)           none of the Parties hereto shall be subject to any law, order, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction that prohibits the consummation of the Reorganization or makes the consummation of the Reorganization illegal;

(d)           the Registration Statement shall be declared effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

(e)           the issuance of the shares of PEDEVCO Common Stock to be issued as the Reorganization Consideration shall be exempt from registration, or shall have been appropriately registered or qualified, under applicable state securities laws;

(f)           the shares of PEDEVCO Common Stock to be issued as the Reorganization Consideration shall have been approved for listing on the NYSE MKT, effective upon notice of issuance;

(g)           PEDEVCO shall have obtained an opinion of an advisor which is mutually agreeable to the Parties (“Advisor”), to the effect that, as of the date of such opinion, the Reorganization is fair, from a financial point of view, to PEDEVCO shareholders (the “Fairness Opinion”). A correct and complete copy of the Fairness Opinion shall have been made available to the Company.  PEDEVCO shall have received the approval of the Advisor to permit the inclusion of a copy of its written opinion in its entirety and/or references thereto in the Proxy Statement/Prospectus, subject to Advisor's and its legal counsel's review of the Proxy Statement/Prospectus and approval of any references to Advisor or its written opinion included therein; and

(h)           no Governmental Entity having jurisdiction over any Party hereto shall have enacted, issued, promulgated, enforced or entered any laws, or any Order, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Reorganization or the other transactions contemplated by this Agreement.

Section 8.2     Conditions to the Obligation of the Company and Dome AB to Effect the Reorganization. Unless waived by the Company and Dome AB, the obligation of the Company to consummate the Reorganization shall be subject to the fulfillment at or prior to the Reorganization Effective Time of the following additional conditions:

(a)           (i) the representations and warranties of the PEDEVCO Entities set forth in Sections 4.2 (Capitalization), and 4.3(a)-(c) (Authority; Non-Contravention) shall be true and correct in all respects as of the date hereof and as of the Reorganization Effective Time as if made on and as of the Reorganization Effective Time (or, if given as of a specific date, at and as of such date) and (ii) the other representations and warranties of the PEDEVCO Entities contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or PEDEVCO Material Adverse Effect, shall be true and correct in all respects as of the date hereof and as of the Reorganization Effective Time as if made on and as of the Reorganization Effective Time (or, if given as of a specific date, at and as of such date), except in the case of this clause (ii) (x) for changes expressly permitted by this Agreement or (y) where the failure to be true and correct would not reasonably be expected to have a PEDEVCO Material Adverse Effect. The Company shall have received a certificate of the chief executive officer or the chief financial officer of PEDEVCO to that effect;

(b)           the Company shall have received PEDEVCO’s Disclosure Schedules on or before the Due Diligence Delivery Deadline and the Schedule Supplements as required by Section 7.15;

(c)           each PEDEVCO Entity shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Reorganization Effective Time, and the Company shall have received a certificate of the chief executive officer or the chief financial officer of PEDEVCO to that effect;

(d)           at Closing, the directors and officers of PEDEVCO shall be the persons designated in Schedule 8.2(d) attached hereto (the “New PEDEVCO Board” and “New PEDEVCO Officers”) shall be the officers and directors of PEDEVCO and the Acquisition Subsidiary, each to hold office in accordance with the articles of incorporation and the bylaws of PEDEVCO and the Company, respectively, until their respective successors are duly elected or appointed and qualified; provided that the New PEDEVCO Board shall have a sufficient number of “independent directors” to satisfy applicable SEC and NYSE MKT rules. The directors of PEDEVCO shall take such action as may be necessary or desirable regarding such election and appointment of the foregoing individuals;

(e)           the Board of Directors of the Company shall have a good faith belief that the date on which the Proxy Statement is filed and on the SEC Confirmation Date, that (i) the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) the Company and PEDEVCO will each be a “party to the reorganization” within the meaning of Section 368 of the Code;

(f)           the Company shall have been furnished with evidence satisfactory to it that PEDEVCO has obtained the consents, approvals and waivers set forth in the PEDEVCO Disclosure Schedule;

(g)           the Company shall have been furnished with evidence satisfactory to it that PEDEVCO has satisfied in full all obligations under the PEDEVCO Senior Loan;

(h)           the Company shall have been furnished with evidence that PEDEVCO has received fully executed copies of the PEDEVCO Executive Employment Agreement Terminations and the PEDEVCO Employment Agreements, from each of the applicable employees;

(i)           the Company shall have been furnished with evidence satisfactory to it that the PEDEVCO Junior Lender has agreed to subordinate the PEDEVCO Junior Credit Facility in the principal amount of approximately $8.35 million to the DOME Credit Facility.

Section 8.3     Conditions to the Obligations of PEDEVCO and Acquisition Subsidiary to Effect the Reorganization. Unless waived by PEDEVCO and Acquisition Subsidiary, the obligations of PEDEVCO and Acquisition Subsidiary to consummate the Reorganization shall be subject to the fulfillment at or prior to the Reorganization Effective Time of the following additional conditions:

(a)           (i) the representations and warranties of the Company set forth in Sections 5.2 (Capitalization), and 5.3(a)-(c) (Authority; Non-Contravention) and Dome AB set forth in Article VI shall be true and correct in all respects as of the date hereof and as of the Reorganization Effective Time as if made on and as of the Reorganization Effective Time (or, if given as of a specific date, at and as of such date) and (ii) the other representations and warranties of the Company and Dome AB contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct in all respects as of the date hereof and as of the Reorganization Effective Time as if made on and as of the Reorganization Effective Time (or, if given as of a specific date, at and as of such date), except in the case of this clause (ii) (x) for changes expressly permitted by this Agreement or (y) where the failure to be true and correct would not reasonably be expected to have a Company Material Adverse Effect. PEDEVCO shall have received a certificate of the chief executive officer or the chief financial officer of the Company to that effect;

(b)           PEDEVCO shall have received the Company’s Disclosure Schedules and the Company GAAP Financial Statements on or before the Due Diligence Delivery Deadline and the Schedule Supplements as required by Section 7.15;

(c)           PEDEVCO shall have received copies of each Company Material Contract which would be deemed a “material contract” within the meaning of Item 601(b)(10) of SEC Regulation S-K within 45 days of the date of this Agreement, along with English language translations thereof;

(d)           PEDEVCO shall have received copies of the Company GAAP Financial Statements;

(e)           PEDEVCO shall have received the original certificates representing in aggregate 100% of the issued and outstanding shares of the Company Common Stock;

(f)           the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Reorganization Effective Time, and PEDEVCO shall have received a certificate of the chief executive officer or the chief financial officer of the Company to that effect;

(g)           PEDEVCO shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in the Company Disclosure Schedule; and

(h)           PEDEVCO shall have been furnished with evidence satisfactory to it that the Company has satisfied in full all obligations under the PEDEVCO Senior Loan through repayment of the same by funds drawn under the DOME Credit Facility or alternative credit facility at or prior to Closing.

ARTICLE IX
TERMINATION

Section 9.1     Termination. This Agreement may be terminated and the Reorganization may be abandoned, at any time prior to the Reorganization Effective Time (whether before or after the PEDEVCO Stockholder Approval or the Dome AB Stockholders’ Approval):

(a)           by mutual written consent of the Company and PEDEVCO duly authorized by each of their respective Boards of Directors; or

(b)           by either the Company or PEDEVCO, if the Reorganization has not been consummated by November 19, 2015 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to (i) PEDEVCO, if the failure of any PEDEVCO Entity to fulfill any of its material obligations under this Agreement caused the failure of the Closing to occur on or before such date, or (ii) the Company, if the failure of the Company to fulfill any of its material obligations under this Agreement caused the failure of the Closing to occur on or before such date, or (iii) PEDEVCO or the Company, if the failure of the Closing to occur on or before such date is due solely to the failure of the condition set forth in Section 9.1(d) notwithstanding the performance by PEDEVCO of any obligations under Section 7.8; or

(c)           by either the Company or PEDEVCO, if (x) there has been a breach by the other of any representation or warranty contained in this Agreement which would reasonably be expected to have a Company Material Adverse Effect or a PEDEVCO Material Adverse Effect, as the case may be, and which breach is not curable or, if curable, the breaching Party shall not be using on a continuous basis its reasonable best efforts to cure in all material respects such breach after written notice of such breach by the terminating Party or such breach has not been cured within ten (10) Business Days after written notice of such breach by the terminating Party, or (y) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party, which would reasonably be expected to have a PEDEVCO Material Adverse Effect or a Company Material Adverse Effect, as the case may be, and which breach is not curable or, if curable, the breaching Party shall not be using on a continuous basis its reasonable best efforts to cure such breach after written notice of such breach by the terminating Party or such breach has not been cured within twenty (20) Business Days after written notice of such breach by the terminating Party; or

(d)           by either the Company or PEDEVCO after ten (10) days following the entry of any final and non-appealable judgment, injunction, order or decree by a court or governmental agency or authority of competent jurisdiction restraining or prohibiting the consummation of the Reorganization; or

(e)           by the Company, if the Board of Directors of PEDEVCO shall have failed to recommend, or shall have withdrawn, modified or amended in a manner adverse to the Company in any material respect the PEDEVCO Board Recommendation (except in the event of a Fairness Opinion Failure), or shall have resolved to do any of the foregoing, or shall have recommended another Acquisition Proposal;

(f)           by PEDEVCO if, prior to receipt of the PEDEVCO Stockholders’ Approval, PEDEVCO receives a Superior Offer, resolves to accept such Superior Offer, complies with its PEDEVCO Termination Fee payment obligations under Section 9.2 hereof and gives the Company at least five (5) Business Days prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 9.2 shall have been received by the Company;

(g)           by the Company if, prior to receipt of the Dome AB Stockholders’ Approval, the Company receives a Superior Offer, resolves to accept such Superior Offer, complies with its Company Termination Fee payment obligations under Section 9.3 hereof and gives PEDEVCO at least five (5) Business Days prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 9.3 shall have been received by PEDEVCO;

(h)           by PEDEVCO, if (i) Company fails to deliver to PEDEVCO the Company Disclosure Schedule on or before the Due Diligence Delivery Date, or (ii) within the timeframes set forth in Section 7.15(a) and (b), PEDEVCO reasonably determines that a disclosure by Company or Dome AB pursuant to the Company Disclosure Schedule or issues identified in the Deficiency Notice delivered by PEDEVCO to the Company could reasonably be expected to have a Company Material Adverse Effect which is not reasonably curable by the Company or Dome AB after written notice by PEDEVCO to Company and Dome AB;

(i)           by the Company, if the shareholders of PEDEVCO fail to approve the PEDEVCO Stockholder Approval Matters at the PEDEVCO Stockholders’ Meeting (including any adjournment or postponement thereof) or if the Board of Directors of PEDEVCO shall have resolved to accept a Superior Offer;

(j)           by the Company if PEDEVCO fails to furnish the Company with copies of the fully executed copies of the PEDEVCO Employment Agreement Terminations and the PEDEVCO Employment Agreements, from each of the applicable employees prior to the Closing;

(k)           by PEDEVCO if, the calculation of the Company’s “Consolidated EBITDAX” (as defined in the Dome Credit Facility) utilizing the Company GAAP Financial Statements differ materially from the Company financial statements previously provided by the Company to PEDEVCO for the same reporting periods or pursuant to Section 7.15(a) if the Company GAAP Financial Statements fail to meet the Minimum EBITDA Threshold;

(l)           by PEDEVCO, if the Company fails to furnish to PEDEVCO the Company GAAP Financial Statements by the Due Diligence Delivery Deadline;

(m)           by the Company or PEDEVCO if the Fairness Opinion fails to indicate that the Reorganization is fair, from a financial point of view, to PEDEVCO shareholders;

(n)           by the Company, if (i) PEDEVCO fails to deliver to Company the PEDEVCO Disclosure Schedule on or before the Due Diligence Delivery Date, or (ii) within the timeframes set forth in Section 7.15(a) and (b), the Company reasonably determines that a disclosure by PEDEVCO or Acquisition Subsidiary pursuant to the PEDEVCO Disclosure Schedule or issues identified in the Deficiency Notice delivered by the Company to PEDEVCO could reasonably be expected to have a PEDEVCO Material Adverse Effect which is not reasonably curable by PEDEVCO after written notice by the Company to PEDEVCO; or

(o)           by PEDEVCO, if the shareholders of DOME AB fail to approve the Reorganization and the other transactions contemplated hereby, which approval has not been subsequently rescinded, modified or withdrawn in any way, or if the Board of Directors of the Company shall have resolved to accept a Superior Offer.

Section 9.2     Payment of Termination Fees by PEDEVCO. PEDEVCO shall pay to the Company a termination fee in an amount in cash equal to $1,000,000 (the “PEDEVCO Termination Fee”) in the event that (i) the Company terminates this Agreement pursuant to Section 9.1(b); provided, however, the PEDEVCO Termination Fee is not payable if termination under Section 9.1(b) is a result of the Company’s failure to fulfill any of its material obligations under this Agreement on or before such date, or (ii) the Company terminates this Agreement pursuant to Sections 9.1(c) (as a result of a breach by PEDEVCO), 9.1(e), 9.1(i) or 9.1(j); or (iii) PEDEVCO terminates this Agreement pursuant to Section 9.1(f). Payment of the PEDEVCO Termination Fee under this Section 9.2 shall be paid to the Company within five (5) Business Days following the date of termination of this Agreement.  For avoidance of doubt, the Company shall not be entitled to the PEDEVCO Termination Fee if either Party terminates this Agreement pursuant to Sections 9.1(h), (k), (l), (m) or (n).

Section 9.3     Payment of Termination Fees by the Company. The Company shall pay to PEDEVCO a termination fee in an amount in cash equal to $1,000,000 (the “Company Termination Fee”) in the event that (i) PEDEVCO terminates this Agreement pursuant to Section 9.1(b); provided, however, the Company Termination Fee is not payable if termination under Section 9.1(b) is a result of PEDEVCO’s failure to fulfill any of its material obligations under this Agreement on or before such date, (ii) PEDEVCO terminates this Agreement pursuant to Section 9.1(c) (as a result of a breach by the Company) or Section 9.1(o); or (iii) the Company terminates this Agreement pursuant to Section 9.1(g). Payment of the Company Termination Fee under this Section 9.3 shall be paid to PEDEVCO within five (5) Business Days following the date of termination of this Agreement.  For avoidance of doubt, PEDEVCO shall not be entitled to the Company Termination Fee if either Party terminates this Agreement pursuant to Sections 9.1(h), (k), (l), (m) or (n).

Section 9.4     Effect of Termination. In the event of termination of this Agreement by either PEDEVCO or the Company pursuant to the provisions of Section 9.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and there shall be no liability or further obligation on the part of the Company, Dome AB, PEDEVCO, Acquisition Subsidiary or their respective officers or directors. Nothing in this Section 9.4 shall relieve any Party from liability for fraud or any willful breach of this Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.1    Non-Survival of Representations and Warranties. Absent actual fraud, and any intentional, willful and material breach of any representation or warranty contained in this Agreement by the Company, Dome AB or any PEDEVCO Entity, as applicable, none of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Reorganization Effective Time.  This Section 10.1 does not limit any covenant of the Parties to this Agreement which, by its terms, contemplates performance after the Reorganization Effective Time, including, if applicable Section 7.8 hereof. The Confidentiality Agreements will survive termination of this Agreement in accordance with their respective term.

Section 10.2    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent via facsimile or e-mail (with confirmation of transmission) or sent by a nationally recognized overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company or Dome AB:

Dome Energy, Inc.
6363 Woodway, Suite 1025
Houston, TX 77057
Attention: Paul Morch, CEO
Facsimile: (281) 558-7557

with a copy to (which shall not constitute notice hereunder):

Ewing & Jones, PLLC
6363 Woodway, Suite 1000
Houston, TX 77057
Attention: James Spaur
Facsimile: (713) 590-9601

If to PEDEVCO or Acquisition Subsidiary:

PEDEVCO CORP
4125 Blackhawk Plaza Circle, Suite 201
Danville, CA 94506
Attention: General Counsel
Facsimile: (925) 403-0703

with a copy to (which shall not constitute notice hereunder):

The Loev Law Firm, PC
Attn: David M. Loev, Esq.
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Phone: (713) 524-4110
Fax: (713) 524-4122

Section 10.3    Interpretation.

(a)           The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) “knowledge” shall mean actual knowledge as of the date hereof of the executive officers of the Company, Dome AB or PEDEVCO, as the case may be, after reasonable inquiry of any person directly reporting to any such executive officer, (iii) “including” shall mean “including, without limitation,” and “includes” shall mean “includes, without limitation,” and (iv) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any Party hereto solely because such Party or its legal representative drafted such provision. For purposes of determining whether any fact or circumstance involves a material adverse effect on the ongoing operations of a Party, any special transaction charges incurred by such Party as a result of the consummation of transactions contemplated by this Agreement shall not be considered.

(b)           The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 10.4    Assignments and Successors. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties. Any attempted assignment of this Agreement or of any such rights or delegation of obligations without such consent shall be void and of no effect. This Agreement will be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and permitted assigns.

Section 10.5    Governing Law. THIS AGREEMENT, AND ANY DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PARTIES’ RELATIONSHIP TO EACH OTHER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

Section 10.6    Waiver of Jury Trial. Each of the Parties irrevocably waives any and all rights to trial by jury in any action or proceeding between the Parties arising out of or relating to this Agreement and the transactions contemplated hereby.

Section 10.7    Exclusive Jurisdiction; Venue. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of any federal or state court in located in Harris County, Texas, (b) agrees that all Claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.7, (b) waives any objection to laying venue in any such action or proceeding in such courts, (c) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, and (d) agrees that service of process upon such Party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 10.2 of this Agreement.

Section 10.8    No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the Parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.9    Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

Section 10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 10.11 Delivery by Facsimile or in .pdf Format. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or in .pdf format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument shall raise the delivery of an agreement or signature by facsimile machine or in .pdf format as a defense to the formation of a contract and each such Party forever waives any such defense.

Section 10.12 Amendments; No Waivers.

(a)           Any provision of this Agreement may be amended or waived prior to the Reorganization Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Dome AB, PEDEVCO and Acquisition Subsidiary or, in the case of a waiver, by the Party against whom the waiver is to be effective; provided that any waiver or amendment shall be effective against a Party only if the Board of Directors of such Party approves such waiver or amendment.

(b)           No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.13 Entire Agreement. This Agreement, including the schedules, exhibits and amendments hereto, and the Confidentiality Agreements constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any Party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

Section 10.14 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

Section 10.15 Further Assurances. At and after the Reorganization Effective Time, the officers and directors of the Company or Acquisition Subsidiary shall be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Acquisition Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 10.16 Specific Performance. The Parties hereto acknowledge and agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Texas or any Texas state court, without proof of actual damages (and each Party hereby waives any requirement for the security or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

“Company”

DOME ENERGY, INC.

By: /s/ Paul Morch
Name: Paul Morch
Title: CEO

“Dome AB”

DOME ENERGY AB

By: /s/ Paul Morch
Name: Paul Morch
Title: CEO
100% Shareholder of the Company

“PEDEVCO”

PEDEVCO CORP.

By: /s/ Michael L. Peterson
Name: Michael L. Peterson
Title: President

“Acquisition Subsidiary”

PEDEVCO ACQUISITION SUBSIDIARY, INC.

By: /s/ Michael L. Peterson
Name: Michael L. Peterson
Title: President

Signature Page to the Agreement  and Plan of Reorganization